As filed with the Securities and Exchange Commission on November 9, 2005

                                      An Exhibit List can be found on page II-7.
                                                     Registration No. 333-125111


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------


                                 AMENDMENT NO. 2

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                              CYBERLUX CORPORATION
                 (Name of small business issuer in its charter)

NEVADA                               3674                        91-2048178
(State or other           (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of           Classification Code Number)        Identification No.)
Incorporation or
Organization)

                        4625 CREEKSTONE DRIVE, SUITE 100
                             RESEARCH TRIANGLE PARK
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 474-9000
          (Address and telephone number of principal executive offices and principal place of business)

                      DON F. EVANS, CHIEF EXECUTIVE OFFICER
                              CYBERLUX CORPORATION
                        4625 CREEKSTONE DRIVE, SUITE 100
                             RESEARCH TRIANGLE PARK
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 474-9000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                       SHARE (2)
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common stock, $.001 par      300,000,000 (3)        $.02              $6,000,000              $706.20
          value issuable upon
        conversion of Secured
            Convertible Notes
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par       25,000,000 (4)        $.03                $750,000               $88.28
 value issuable upon exercise
                  of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total          325,000,000                          $6,750,000              $794.48
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 19, 2005, which was $.02 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.03 per share to account for antidilution protection adjustments.

(5) $441.38 fee previously paid.

                                   ----------


      PURSUANT TO RULE 429 PROMULGATED UNDER THE SECURITIES ACT OF 1933, THE ENCLOSED PROSPECTUS CONSTITUTES A COMBINED PROSPECTUS ALSO RELATING TO AN AGGREGATE OF UP TO 64,567,319 SHARES OF OUR COMMON STOCK THAT WERE PREVIOUSLY REGISTERED FOR SALE IN A REGISTRATION STATEMENT, AS AMENDED, ON FORM SB-2, REGISTRATION NO. 333-119716. AS SUCH, THIS PROSPECTUS ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-119716, WHICH SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT ON FORM SB-2 IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.

                                   ----------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2005


                              CYBERLUX CORPORATION
                              325,000,000 SHARES OF
                                  COMMON STOCK


      This prospectus relates to the resale by the selling stockholders of up to 325,000,000 shares of our common stock, including up to 300,000,000 shares of common stock underlying secured convertible notes in a principal amount of $2,407,881.16 and up to 25,000,000 issuable upon the exercise of common stock purchase warrants. $907,881.16 of the secured convertible notes are convertible into our common stock at the lower of $0.72 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The remaining $1,500,000 of the secured convertible notes are convertible into our common stock at the lower of $0.03 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time on the Over-The-Counter Bulletin Board at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CYBL". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 7, 2005, was $.11.


      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is _____, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Cyberlux Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS


Cautionary Note Regarding Forward-Looking Statements                           7
Prospectus Summary                                                             8
Risk Factors                                                                  11
Use Of Proceeds                                                               17
Market For Common Equity And Related Stockholder Matters                      23
Management's Discussion And Analysis Of Financial Condition And
  Results Of Operations                                                       25
Description Of Business                                                       34
Description Of Properties                                                     38
Legal Proceedings                                                             39
Management                                                                    41
Executive Compensation                                                        42
Certain Relationships And Related Transactions                                45
Security Ownership Of Certain Beneficial Owners And Management                46
Description Of Securities                                                     48
Commission's Position On Indemnification For Securities Act
  Liabilities                                                                 51
Plan Of Distribution                                                          53
Selling Stockholders                                                          55
Legal Matters                                                                 62
Experts                                                                       63
Available Information                                                         63
Index to Consolidated Financial Statements                                    64

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

      In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

      Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                              CYBERLUX CORPORATION

      We are in the development stage and our efforts have been principally devoted to designing, developing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements. We are developing and marketing new product applications of diodal illumination(TM)
that demonstrate added value over traditional lighting systems. Using proprietary technology, we are creating a family of products for emergency and security lighting offer extended light life and greater cost effectiveness than other existing forms of illumination. We are expanding our marketing activity into channels of retail, commercial and institutional sales.


      For the year ended December 31, 2004, we generated $23,803 in revenue and a net loss of $6,025,848. For the six months ended June 30, 2005, we generated $13,768 in revenue and a net loss of $1,357,255. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated March 17, 2005, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 4625 Creekstone Drive, Suite 100, Research Triangle Park, Durham, North Carolina 27703, and our telephone number is (919) 474-9000. We are a Nevada corporation. We maintain websites at www.cyberlux.com and www.luxSel.com. The information contained on those websites is not deemed to be a part of this prospectus.


The Offering


Common stock offered by selling stockholders...............        Up   to   325,000,000    shares,
                                                                   including the following:

                                                             -     up  to  300,000,000   shares  of
                                                                  common stock underlying  secured
                                                                   convertible    notes    in   the
                                                                   principal        amount       of
                                                                   $2,407,881.16  (includes  a good
                                                                   faith  estimate  of  the  shares
                                                                   underlying  secured  convertible
                                                                   notes  to  account   for  market
                                                                   fluctuations   and  antidilution
                                                                   protection          adjustments,
                                                                   respectively), and


                                                             -     up  to   25,000,000   shares  of
                                                                   common stock  issuable  upon the
                                                                   exercise    of   common    stock
                                                                   purchase warrants at an exercise
                                                                   price   of   $.03   per    share
                                                                   (includes a good faith  estimate
                                                                   of   the    shares    underlying
                                                                   warrants    to    account    for
                                                                   antidilution          protection
                                                                   adjustments).


Common stock to be outstanding after the offering..........        Up to 400,075,001 shares

Use of  proceeds...........................................        We will not receive any proceeds
                                                                   from  the  sale  of  the  common
                                                                   stock.  However, we will receive
                                                                   the  sale  price  of any  common
                                                                   stock  we  sell  to the  selling
                                                                   stockholders  upon  exercise  of


                                                                   the  warrants.  We expect to use
                                                                   the proceeds  received  from the
                                                                   exercise  of  the  warrants,  if
                                                                   any, for general working capital
                                                                   purposes. However, AJW Partners,
                                                                   LLC,  AJW  Qualified   Partners,
                                                                   LLC, AJW Offshore, Ltd., and New
                                                                   Millennium Partners II, LLC will
                                                                   be  entitled  to  exercise up to
                                                                   25,000,000    warrants    on   a
                                                                   cashless  basis  at any  time if
                                                                   the   shares  of  common   stock
                                                                   underlying  the warrants are not
                                                                   then  registered  pursuant to an
                                                                   effective           registration
                                                                   statement. In the event that AJW
                                                                   Partners,   LLC,  AJW  Qualified
                                                                   Partners,   LLC,  AJW  Offshore,
                                                                   Ltd., or New Millennium Partners
                                                                   II, LLC exercise the warrants on
                                                                   a cashless  basis,  then we will
                                                                   not  receive any  proceeds  from
                                                                   the exercise of those  warrants.
                                                                   In  addition,  we have  received
                                                                   gross proceeds  $1,500,000  from
                                                                   the   sale   of   the    secured
                                                                   convertible  notes. The proceeds
                                                                   received  from  the  sale of the
                                                                   secured  convertible  notes will
                                                                   be used for business development
                                                                   purposes, working capital needs,
                                                                   pre-payment of interest, payment
                                                                   of consulting and legal fees and
                                                                   purchasing inventory.


Over-The-Counter Bulletin Board Symbol.....................        CYBL



      The above information regarding common stock to be outstanding after the offering is based on 75,075,001 shares of common stock outstanding as of November 7, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

SEPTEMBER 2004 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to buy 2,250,000 shares of our common stock. Pursuant to a registration statement on Form SB-2 (333-119716) declared effective with the SEC on November 12, 2004, we previously registered 22,222,224 shares of common stock underlying the secured convertible notes and 4,500,000 shares of common stock underlying the warrants. We are registering 100,000,000 shares in this offering underlying these secured convertibles notes. As of November 4, 2005, $592,118.84 of the secured convertible notes has been converted and $907,881.16 remains outstanding.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes. The investors provided us with an aggregate of $1,500,000 as follows:

o        $500,000 was disbursed on September 23, 2004;

o        $500,000 was disbursed on October 20, 2004; and

o        $500,000 was disbursed on November 18, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.72 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of November 8, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.06 and, therefore, the conversion price for the secured convertible notes was $.03. Based on this conversion price, the $907,881.16 remaining of the secured convertible notes, excluding interest, are convertible into 30,262,706 shares of our common stock.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.


APRIL 2005 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to buy 25,000,000 shares of our common stock, exercisable for five years from the date of issuance at a purchase price of $0.03 per share of common stock.


      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $1,500,000 as follows:


      o     $600,000 was disbursed on April 22, 2005;

      o     $500,000 was disbursed on May 24, 2005; and


      o     $400,000 was disbursed on July 19, 2005.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.03 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of November 8, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.06 and, therefore, the conversion price for the secured convertible notes was $.03. Based on this conversion price, the $1,500,000 secured convertible notes, excluding interest, were convertible into 50,000,000 shares of our common stock.


      AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:
-------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.


      We incurred net losses of $6,025,848 for the year ended December 31, 2004 and $1,494,556 for the year ended December 31, 2003. For the six months ended June 30, 2005, we incurred a net loss of $1,357,255. As of June 30, 2005, we had an accumulated deficit of $12,204,938. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.


IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.


      We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $900,000 to fund our continued operations for the next twelve months, depending on revenue from operations. We need additional funding for for research and development, increasing inventory, marketing and general and administrative expenses. Although this amount is less than our net losses in the past, we expect to decrease our general and administrative expenses by eliminating most of our consulting fees. In the event that we cannot significantly reduce our consulting fees, we will need to raise additional funds to continue our operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.


OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated March 17, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses for the years ended December 31, 2004 and 2003 in the amounts of $6,025,848 and $1,494,556, respectively. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. EVANS, SCHMIDT OR RINGO, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

      Our success depends to a significant extent upon the continued service of Mr. Donald F. Evans, our Chief Executive Officer, Mr. Mark D. Schmidt, our President and Mr. John Ringo, our Secretary and Corporate Counsel. Loss of the services of Messrs. Evans, Schmidt or Ringo could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Evans or Ringo. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

      The lighting and illumination industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.


OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.


      We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

         We have issued 800,000 shares of Series B Convertible Preferred Stock to our officers and directors which are convertible into 8 million shares of common stock and, in the aggregate, have the right to cast 80 million votes in any vote by our shareholders. Combined with the number of shares of common stock held by our officers and directors, they have the right to cast approximately 70% of all votes by our shareholders. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

      o     election of our board of directors;

      o     removal of any of our directors;

      o     amendment of our certificate of incorporation or bylaws; and

      o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

      As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:
----------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of November 7, 2005, we had 75,075,001 shares of common stock issued and outstanding, secured convertible notes outstanding pursuant to our securities purchase agreements dated September 23, 2004 and April 22, 2005, that may be converted into an estimated 80,272,706 shares of common stock at current market prices and outstanding warrants pursuant to our securities purchase agreements dated September 23, 2004 and April 22, 2005, to purchase 20,583,333 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes issued pursuant to the securities purchase agreements dated September 23, 2004 and April 22, 2005 may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


         Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of November 7, 2005 of $0.11.

SEPTEMBER 2004 SECURED CONVERTIBLE NOTES
----------------------------------------

                                                      NUMBER            % OF
% BELOW          PRICE PER       WITH DISCOUNT      OF SHARES       OUTSTANDING
MARKET            SHARE             AT 50%           ISSUABLE           STOCK
------            -----             ------           --------           -----
25%              $.0825             $.04125          22,009,241         22.67%
50%              $.055              $.0275           33,013,861         30.54%
75%              $.0275             $.01375          66,027,721         46.79%

APRIL 2005 SECURED CONVERTIBLE NOTES
------------------------------------

                                FIXED CONVERSION       NUMBER          % OF
% BELOW          PRICE PER      OR WITH DISCOUNT      OF SHARES      OUTSTANDING
MARKET              SHARE            AT 50%           ISSUABLE          STOCK
------              -----            ------           --------          -----
25%                $.0825            $.03             50,000,000        39.98%
50%                $.055             $.0275           54,545,455        42.08%
75%                $.0275            $.01375         109,090,910        59.24%


      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes, series A convertible preferred stock and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.


      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 300,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.


      In September 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In April 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default under our secured convertible notes issued pursuant to our September 23, 2004 or April 22, 2005 securities purchase agreements, such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:
-----------------------------------

WE HAVE ISSUED A LARGE AMOUNT OF STOCK IN LIEU OF CASH FOR PAYMENT OF EXPENSES AND EXPECT TO CONTINUE THIS PRACTICE IN THE FUTURE. SUCH ISSUANCES OF STOCK WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Due to our limited economic resources, we try to issue stock in lieu of cash for payment of expenses and services provided for us. In 2004, we issued 6,335,000 shares of common stock in exchange for expenses and services rendered, and we issued 800,000 shares of series B convertible preferred stock to officers and directors in exchange for the retirement of debt owed to them. We anticipate issuing shares of common stock whenever possible in lieu of cash to conserve our financial position. The number of shares of common stock issued is directly related to our stock price at the time of issuance. In the event that our stock price drops, we will be required to issue larger amounts of shares for expenses and services rendered, if the other party is willing to accept stock at all. The issuance of shares of common stock will have the effect of diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS


      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. In connection with the securities purchase agreement dated September 23, 2004, we issued to the investors 2,250,000 warrants, which are exercisable at $0.50 per share for a period of five years from issuance. If the investors were to exercise all 2,250,000 warrants issued pursuant to the securities purchase agreement, we would receive $1,125,000. In the event that our stock price does not exceed the warrant exercise price of $0.50 per share, it is unlikely that the investors would exercise the warrants, in which case would we not receive any of the proceeds from the sale of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. In connection with the securities purchase agreement dated April 22, 2005, we are obligated to issue to the investors 25 million warrants, which are exercisable at $0.03 per share for a period of five years from issuance. If the investors were to exercise all 25 million warrants issued pursuant to the securities purchase agreement, we would receive $750,000. In the event that our stock price does not exceed the warrant exercise price of $0.03 per share, it is unlikely that the investors would exercise the warrants, in which case would we not receive any of the proceeds from the sale of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise all 25,000,000 warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $1,500,000 from the sale of the secured convertible notes. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

SEPTEMBER 2004 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 2,250,000 shares of our common stock. Pursuant to a registration statement on Form SB-2 (333-119716) declared effective with the SEC on November 12, 2004, we previously registered 22,222,224 shares of common stock underlying the secured convertible notes and 4,500,000 shares of common stock underlying the warrants. We are registering 100,000,000 shares in this offering underlying these secured convertibles notes. As of November 4, 2005, $592,118.84 of the secured convertible notes has been converted and $907,881.16 remains outstanding.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes. The investors provided us with an aggregate of $1,500,000 as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o     $500,000 was disbursed on October 20, 2004; and

      o     $500,000 was disbursed on November 18, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.72; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.60 per share. Prepayment of the notes is to be made in cash equal to 150% of the outstanding principal and accrued interest.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $500,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:


      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the quotation of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated September 23, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A  complete  copy  of  the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the remaining $907,881.16 of notes on November 8, 2005, a conversion price of $0.03 per share, the number of shares issuable upon conversion would be:

$907,881.16/$.03 = 30,262,706 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of November 7, 2005 of $0.11.

                                                   NUMBER              % OF
% BELOW     PRICE PER       WITH DISCOUNT         OF SHARES         OUTSTANDING
MARKET         SHARE            AT 50%            ISSUABLE             STOCK
------         -----            ------            --------             -----

25%           $.0825            $.04125          22,009,241           22.67%
50%           $.055             $.0275           33,013,861           30.54%
75%           $.0275            $.01375          66,027,721           46.79%

APRIL 2005 SECURITIES PURCHASE AGREEMENT


      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to purchase 25,000,000 shares of our common stock.


      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $1,500,000 as follows:


      o     $600,000 was disbursed on April 22, 2005;


      o     $500,000 was disbursed on May 24, 2005; and

      o     $400,000 was disbursed on July 19, 2005.


      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.03; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.03 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.03. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $400,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and o Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 45 days after April 22, 2005 or fail to have the registration statement effective within 90 days after April 22, 2005;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the quotation of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.


      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 22, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A  complete  copy  of  the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION


      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,500,000 of notes on November 8, 2005, a conversion price of $0.03 per share, the number of shares issuable upon conversion would be:

$1,500,000/$.03 = 50,000,000 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of November 7, 2005 of $0.11.

                             FIXED CONVERSION          NUMBER           % OF
% BELOW        PRICE PER     OR WITH DISCOUNT        OF SHARES       OUTSTANDING
MARKET          SHARE            AT 50%               ISSUABLE          STOCK
------          -----            ------               --------          -----

25%            $.0825            $.03                 50,000,000        39.98%
50%            $.055             $.0275               54,545,455        42.08%
75%            $.0275            $.01375             109,090,910        59.24%


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "CYBL".

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                    HIGH($)           LOW ($)
                                    ------           --------

2003
  Third Quarter (1)                    1.05            0.10
  Fourth Quarter                       0.55            0.12

2004
  First Quarter                        0.53            0.19
  Second Quarter                       0.85            0.27
  Third Quarter                        0.55            0.23
  Fourth Quarter                       0.35            0.06

  2005
  First Quarter                        0.07            0.02
  Second Quarter                       0.20            0.02
  Third Quarter                        0.15            0.05
  Fourth Quarter (2)                   0.15            0.06

(1)   Our stock first traded on July 13, 2003.

(2)   As of November 7, 2005.


HOLDERS


      As of November 7, 2005, we had approximately 210 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.


      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW


      We are in the development stage and our efforts have been principally devoted to designing, developing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements.

      We are developing and marketing new product applications of solid-state diodal illumination (TM) that demonstrate added value over traditional lighting systems. Using proprietary technology, we are creating a family of products for task and accent lighting, emergency and security lighting, and specialized lighting systems for military and homeland security. Our solid-state lighting technology offers extended light life and greater cost effectiveness than other existing forms of illumination. We are expanding our marketing activity into channels of retail, commercial, institutional and military sales.

      With our task and accent lighting, the target markets include kitchen and bath cabinet manufacturers and designer and installation contractors for the residential market. In the commercial markets, our task and accent lighting products and emergency and security lighting products address the lighting needs in hotels, hospitals, nursing homes, airports, shopping centers and multiple family complexes; long-term evacuation solutions for theaters, office and public buildings; reduced maintenance cost solutions for property managers as applied to walkway, corridor or landscape lighting. For our retail products, our target customers include the home improvement and consumer goods retailers. For the military and homeland security products, our target markets include all branches of the military and all government organizations providing security services such as border control and airport security.

      In April of 2005, we began the development of a portable boundary security lighting product for the military that will provide night-vision compatible infrared lighting and intense, bright white lighting capability in a portable configuration for fast, effective deployment. As of June 30, 2005, we completed the first phase of development and expect final development to be complete in the third quarter of 2005.

      In April of 2005, we completed the fulfillment of a contract with Kings Park School District of Long Island, New York for the installation of our Emergency Lighting System in a local middle school. The objective of the pilot project was to provide a local school with long-term interim lighting solution so the Kings Park community will have a well-lit emergency shelter in the event of a natural or manmade disaster. In May of 2005, the completed project was presented to the Kings Park School District administration and we hope the pilot could become a model for emergency lighting throughout other school districts.

      In the second quarter of 2005, we developed a working relationship with Cree, Inc., a leading manufacturer of light-emitting diode components. We plan on developing products that utilize the Cree solid-state lighting technology. We anticipate announcing our first product based on Cree technology in the third quarter of 2005.

      In May 2005, we introduced the Aeon (TM) "Task & Accent" lighting products to address residential closet lighting, interior cabinet accent lighting and under cabinet counter lighting with virtually heatless, long-term (75,000 hours of life) lighting solutions for the homeowner. This unique lighting resource for cabinetmakers, contractors and do-it-yourselfers offers three levels of light from soft white diodal(TM) elements that are cool to the touch and easy to install. The Aeon closet, cabinet and counter lighting was unveiled at the Kitchen & Bath Industries Trade Show in Las Vegas, NV on May 10, 2005. Our general lighting technology will provide a 40 to 60 percent reduction in maintenance costs for property managers through the replacement of walkway, corridor or landscape lighting elements and 68 percent reduction in energy costs for those fixtures. In May, we began establishing the Aeon dealer network as our channel of distribution for the Aeon products. As of June 30, 2005, we have 26 dealers representing 15 of the top 25 North American housing markets. We are continuing to build the Aeon dealer network with qualify dealers and hope that the Aeon dealer channel will cover many of top 50 North American housing markets by year end.

      In March of 2005, we submitted a proposal to the MTA that to providing emergency lighting for only the subway cars and platforms. The proposal also called for an initial subway car installation trial to prove the capability and value of our technology. In April of 2005, we met with the Vice President of Engineering for the MTA and discussed our proposal and the timing for a trial within the subway system. Based on this meeting and the resulting discussions of the time period required to accomplish our trial objectives, we understand the MTA is still evaluating the trial proposal but this is not a priority at this point and no determination can be made at this time as to when the MTA will make a decision on our proposal. Therefore, we plan to address the Port Authority with a similar proposal for an initial subway car installation trial to prove the capability and value of our technology. This program will be formally submitted in the third quarter of 2005.

      In June of 2005, we completed the development of the Keon KeyCap (TM), a new product designed to provide consumers with a long-lasting, slender sleeve of electronics that turns a standard key into a lighting device. The patented Keon KeyCap (TM) is the practical lighting solution for every consumer who carries keys. Each Keon is a sturdy elastic surround that fits standard key heads and features an electronics package that focuses a bright diodaltm beam of light down the key shaft. When its miniaturized button is depressed, the Keon directs light precisely into the intended keyhole or other targeted surfaces. We anticipate supply and sales will begin on the Keon in the third quarter of 2005.

      In June of  2005,  we  received  confirmation  that our Aeon Pro E "Task &
Accent" home lighting meets California's Title 24 new residential energy requirements of 40 lumens per watt. Verified by Independent Testing
Laboratories, Inc., a third-party independent testing firm, the Aeon Pro E product was confirmed to operate at 55 lumens per watt. The Title 24 California energy requirements went into effect in 1978 to decrease California's energy consumption. Since then, the legislation has saved the state more than $36 billion in electricity and natural gas costs. The Title 24 standards will be revised in October of 2005 and the new standard of 40 lumens per watt will be required. ITL was founded 50 years ago, is one of the most experienced independent testing labs in the country and provides accurate, unbiased information on virtually every type of lighting to lighting manufacturers, designers, architects and the government. Exceeding the Title 24 standards opens up the California market to our Aeon Pro E line and makes these products one of the only alternatives to traditional task and accent lighting for the home. The 55 lumen per watt efficiency of the Aeon Pro E products is an industry-leading efficacy and one that surpasses California's Title 24 requirements of 40 lumens per watt. We anticipate that sales of the Aeon Pro E to grow in the fourth quarter of 2005 when the new standards are in force.


CRITICAL ACCOUNTING POLICIES

      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     stock-based compensation; and

      o     revenue recognition.

STOCK-BASED COMPENSATION

      In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

      The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

REVENUE RECOGNITION

      For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

RESULTS OF OPERATIONS


SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004


REVENUES


      Revenues for the six months ended June 30, 2005 were $ 13,768 as compared to $21,206 for the same period ended June 30, 2004. Included in sales for the six months is a $10,000 contract with Kings Park School District of Long Island, New York for the installation of our ELS products in a local middle school. This installation is being hailed as a pilot project that could become a model for emergency lighting throughout the State of New York.


OPERATING EXPENSES


      Operating expenses for the six months ended June 30, 2005 were $1,078,628 as compared to $2,184,526 for the same period ended June 30, 2004. Included in the six months ended June 30, 2005 are $137,672 in expenses for market development and literature. This compares to $10,380 for the six months ended June 30, 2004.


      As a result of limited capital resources and minimal revenues from operations from our inception, we have relied on the issuance of equity securities to non-employees in exchange for services. Our management enters into equity compensation agreements with non-employees if it is in our best interest under terms and conditions consistent with the requirements of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. In order to conserve our limited operating capital resources, we anticipate continuing to compensate non-employees for services during the next twelve months. This policy may have a material effect on our results of operations during the next twelve months.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 COMPARED.

      Revenues for the year ended December 31, 2004 were $23,803 and include $9,974 for the pilot installation of our new ELS product for the City of Cleveland, Ohio. This compares to revenues of $74,238 for the year ended December 31, 2003.

      Cost of goods sold were $160,260 for 2004 compared with $161,984 for 2003. Much of the design effort on the ELS product was costed into the product installation for the City of Cleveland.


      Operating expenses for the year ended December 31, 2004 were $4,098,444 compared with $1,268,802 for the year ended December 31, 2003. Operating expenses for consulting services for the year ended December 31, 2004 were $2,116,672 and most of this expense was the result of issuance of common stock of the Company, recorded at the market price on the date of the awards, in lieu of cash payments. The parties who received shares provided either market development or capital fund-raising services.


                                  MARKET                  FUND                      SERVICES
                                DEVELOPMENT              RAISING                   PERFORMED
                             ------------------     ------------------    -----------------------------
CASH PAYMENTS
-------------
New Edison                         72,900.00                                    Marketing and Sales
Dudgeon Enterprises                15,000.00                                    Business Development
Geiger & Associates                21,000.00                                    Business Development
Burns & Associates                 11,756.25                                    Business Development
Phil Snowden                       11,756.25                                    Business Development
Miscellaneous                      14,800.85                                    Business Development

STOCK PAYMENTS
--------------
Greenfield Capital                                     125,000.00               Investment Banking
Sichenzia Ross et al.                                   25,000.00               Legal Services
Current Capital                                        243,750.00               Investor Relations
Advisory Group, Ltd.                                    93,750.00               Investor Relations
David Bromberg                                          40,000.00               Investor Relations
Phil Snowden                       10,000.00                                    Business Development
Clark Burns                        10,000.00                                    Business Development
Frank Marasca                      15,000.00                                    Business Development
William Schnell                    15,000.00                                    Business Development
Bruce Geiger                       15,000.00                                    Business Development
NIR Warrants                                           216,285.00               Investment Banking

Black-Scholes Calculation         182,969.00           941,905.00               **

                          ---------------------------
Note** These entries were recorded based on the Black-Scholes calculations that were performed to establish the fair market value of stock awarded in exchange for services.

      The other $1,981,722 million in operating expenses for the year ended December 31, 2004 included:

      Business    development   sevices   provided   by   consultants   included
introductions into new ventures for us, including projects or potential projects with the military, school districts, municipalities and airports.

      Investor relation sevices provided by consultants consisted of promotions of our company and our products.



                                             Year Ended 12/31/2004
                                                        ----------
Salaries & Benefits                                      977,529
Marketing and advertising                                109,651
Rent                                                      35,954
Insurance                                                  8,389
Depreciation and amortization                             47,686
Research and development                                 391,421
Legal Expense                                             64,229
Accounting Services                                       63,915
Investor Relations                                        62,354
Travel, Living and Entertainment                         167,035
Office Expenses                                           53,609
                                                       ---------
                                                       1,981,772

      Operating expenses for 2004 also include $296,008 representing costs incurred in the design and pre-production of three products to be marketed during the second quarter of 2005. Accounting practices have historically attempted to match revenues and costs; however, in compliance with the requirements of FASB number 2, we have taken these costs to expense during the year 2004.

      Interest expense for 2004 was $1,600,087 compared to $138,008 for 2003. Included in interest expense for 2004 is $1,500,000 which was booked to recognize the imbedded beneficial conversion feature of the $1,500,000 convertible notes payable entered into during the 3rd and 4th quarters of 2004.

      The net loss realized for 2004 was $6,825,848, or $0.41 per share on an average of 16,701,174 shares outstanding and compares to a net loss of $2,230,806, or $0.29 per share on an average of 7,652,012 shares outstanding for the year 2003.

LIQUIDITY AND CAPITAL RESOURCES


      As of June 30, 2005, we had a working capital deficit of $630,134. This compares to a working capital deficit of $ 442,303 as of December 31, 2004. As a result of our operating losses for the first six months ended June 30, 2005, we generated a cash flow deficit of $1,310,382 from operating activities. Cash flows used in investing activities was $30,856 during the quarter. Cash flows from financing activities provided $1,067,515 from the issuance of convertible notes payable for the first six months ended June 30, 2005.


      While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

      By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

      Our independent certified public accountant has stated in their report, dated as of March 17, 2005, that we have incurred operating losses in the last two years, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

September 2004 Securities Purchase Agreement
--------------------------------------------

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors, AJW Partners, LLC, AJW Qualified Partners LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to buy 2,250,000 shares of our common stock. The investors provided us with an aggregate of $1,500,000 as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o     $500,000 was disbursed on October 20, 2004; and

      o     $500,000 was disbursed on November 18, 2004.


      The proceeds received from the sale of the secured convertible notes were used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory. As of November 4, 2005, $592,118.84 of the convertible debentures has been converted and $907,881.16 remains outstanding.


      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.72 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. As of the date of this filing, the conversion price for the secured convertible debentures and the exercise price of the warrants have not been adjusted. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.



April 2005 Securities Purchase Agreement
----------------------------------------

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors, AJW Partners, LLC, AJW Qualified Partners LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to buy 25,000,000 shares of our common stock. The investors provided us with an aggregate of $1,500,000 as follows:


      o     $600,000 was disbursed on April 22, 2005;

      o     $500,000 was disbursed on May 24, 2005; and


      o     $400,000 was disbursed on July 19, 2005.


      The proceeds received from the sale of the secured convertible notes were used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.03 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. As of the date of this filing, the conversion price for the secured convertible debentures and the exercise price of the warrants have not been adjusted. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.


      We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.


RECENT ACCOUNTING PRONOUNCEMENTS

      Statement   of  Financial   Accounting   Standards   No.  141,   "Business
Combinations" (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

      SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's financial statements.

      Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

      Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's financial statements

      SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

      SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's financial statements.

      In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of

      Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

      In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December

15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

PRODUCT RESEARCH AND DEVELOPMENT

      We anticipate incurring approximately $500,000 in research and development expenditures in connection with the development of our Wireless Lighting System, Aeon cabinet lighting and Cyclone Power Light Plant during the next twelve months.

      These projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

      We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months.

                                    BUSINESS

OVERVIEW

      We are a Nevada corporation that was incorporated on May 17, 2000. We were founded to design, develop, market and sell advanced lighting systems that utilize Gallium Nitride light emitting diodes as illumination elements. White diodes are a relatively new phenomenon that offers major advances in illumination technology. Our Gallium Nitride diodes consume 92% less energy than incandescent or fluorescent counterparts to produce comparable light output. In electrochemical (battery powered) applications, this diminution of energy consumption positions our lighting solutions as more durable and reliable than other interim lighting alternatives. In standard alternating current electrical applications, the calculated life of Gallium Nitride diodes as lighting elements is over 20 years versus 750 hours for traditional incandescent light bulbs. These exceptional performance characteristics, diminutive energy consumption and extended life, have prompted Gallium Nitride diode implementation in traffic lights and automotive brake lights, but have not yet significantly occurred in our area of focus, diodal illumination (tm). Diodal illumination is the production of light through the use of white light emitting diodes. A light emitting diode is a chemical compound (gallium nitride, GaN) that produces a visible light when an electrical current is applied. This production of light through a diode is contrasted with light from a typical light bulb, in which light is produced as a by-product of a burning filament contained within a vacuum globe. The diode uses 92% less energy to produce comparable light to that of a traditional light bulb. Our diodal illumination differs from traditional LEDs, or light emitting diodes in several ways, such as:

      (a) traditional LEDs involve the use of colored lights, including blue, red, green and amber while our diodal illumination involves only white light;

      (b) our diodal illumination uses only gallium nitride, while traditional LEDs use multiple gases and chemical compounds; and

      (c) traditional LEDs cannot produce large amounts of wattage while our diodal illumination can create wattage equal to or in excess of current fluorescent lighting.

PRINCIPAL PRODUCTS AND PRINCIPAL MARKETS

      We have introduced our first product, the Cyberlux Home Safety Light. Our Home Safety Light accounted for 58% of revenues in 2004 and 0% for the period of January 1, 2005 to date. Our production strategy has required the identification, qualification and engagement of a variety of talents in industrial design, integrated circuit board production, multi-cavity steel injection mold fabrication, component part assembly, performance testing and packaging to fulfill the tasks associated with finished goods delivery.. We are now planning to broaden our product line into optoelectronic technology and expand our marketing activity into various channels of retail and institutional sales. Our product line, consisting of the Home Safety Light, the Cyclone PLP (Power Light Plant), the Power-Outage Adapter, the Task & Accent Light and the KeyCap LockLight, employ single use standard alkaline or lithium ion constant charge reusable batteries in different applications. These fixtures express superior characteristics in brightness, extended light life and durability through diodal(TM) illumination, an optoelectronic descriptor trademarked by Cyberlux.

      During the early stages of research for long-term interim light solutions, all experimentation was confined to incandescent, fluorescent and, to a more limited extent, fiber optics as illumination sources. The recurring problem with these lighting elements was the inefficient use of electrical energy. For example, in an incandescent bulb, 95% of the electrical energy consumed is dissipated as radiant heat, not light. The discovery of the bright white Gallium Nitride diode provides an alternative that can produce the long-term interim light source that was to be the objective of our product development activities. Unlike light bulbs that are brittle glass globes surrounding a fragile wire filament in a vacuum, light emitting diodes are extraordinarily efficient solid state semiconductors that are practically indestructible. Diodes are manufactured from chemical compounds mixed with phosphors, which transform electrical energy to visible light without heat. When electrical current is applied to a diode, the energy creates electromagnetic radiation, which occurs as light.

      The power outage that struck the Midwest to the Northeastern United States and parts of Canada in August of 2003 dramatized the absence of realistic emergency lighting solutions in North America. This event was followed by the hurricane season of 2004 during which millions of property owners in Florida


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were without  conventional  power for days up to several  weeks.  The  recurring power losses are directly attributable to the grid system which delivers electrical power to the North American Continent. Storm activity or power surges may cause electrical power line damage which then causes grid collapse due to the domino effect of failing systems. Typically, in the event of a power outage, "emergency lighting" is utilized, which is short-term evacuation lights in public and private buildings which perform for 60 to 90 minutes. Long-term electrical power grid failure is a far different problem. We have developed an alternative to typical "emergency lighting" for grid failure blackouts with long-term emergency lighting using its Reliabrighttm family of battery powered products that provide 60 hours (3,600 minutes) of bright light from one battery charge.

      Shortly after the blackout of August 2003, we were invited to propose an emergency lighting redundancy system for the City of Cleveland, Ohio where the power-outage darkened most of the city's buildings and homes. We reviewed existing systems and then demonstrated our Reliabrighttm Emergency Lighting System (ELS) over a three-month period beginning in December, 2003. In March of 2004, we were awarded a non-competitive bid contract by the City to begin implementation of our Reliabrighttm ELS and ELU products in Cleveland's Public Utilities Building. The nature and purpose of Reliabrighttm is its ability to provide 60 hours of light during blackouts in bathrooms, stairwells, elevators, corridors, equipment rooms and interior offices from its custom sealed constant-charge battery pack and expandable diodaltm lighting element configuration. The Reliabrighttm ELS retrofits into existing ceiling tiles in bathrooms, elevators or offices and the ELU is wall mounted in corridors, stairwells and equipment rooms. Our Reliabrighttm Emergency Lighting System accounted for 42% of our revenues in 2004 and 100% for the period of January 1, 2005 to date.

      Our initial product, the Home Safety Light (HSL), is an efficient portable fixture that provides a full week of light from one set of AA batteries compared to over 20 sets of replacement batteries required by other portable lights to produce comparable light life. A proprietary intelligent circuit board provides three levels of light intensity controlled by a simple push button. The parabolic reflector broadcasts a blanket of light that can illuminate an entire room, corridor, stairwell or other strategic location. The unit may be hand-held, placed on a level platform or suspended from a wall-mounted hook. At the moderate light level, it provides a full week of reliable bright light. Because the patented HSL's performance characteristics are ideal for recreational boating and camping as well as home safety, certain modifications and package designs were implemented to create the CampLamptm which address the needs of outdoor markets.

      The Cyclone PLP (Power Light Plant) is a heavy-duty, rugged, portable fixture that is actually a "perpetual source of light". The Cyclone is powered by our proprietary sealed ConstaChargetm lead-acid battery that is maintained at full charge by linkage to a standard electrical wall outlet or by linkage to a vehicle's charge port or its cigarette lighter. The fixture operates its articulated lens head for 60 hours of light from one charge session and can be renewed to full charge in approximately 4 hours. The PLP has an integrated charge port to enable recharge of a cell phone or other DC device and a reverse current flow switch that can trickle charge a disabled automobile battery through connection to the vehicle's internal charge port. The articulated lens head arm has the ability to rotate through graduated ratchet points to provide rigid focus of a powerful beam in task related applications. A 180 degree rotation of the lens head when the fixture is upended to a vertical stance positions the light source as a useful table lamp.

      Our Power-Outage Adapter is a patented "intelligent electrical wall outlet" that replaces an existing wall outlet, continues to perform as an electrical outlet used by a variety of power cords, but now provides a new dimension of service as an emergency lighting system. The Adapter contains a constant charge battery, three sensors and three diodaltm lighting elements. One sensor detects motion in a darkened space and illuminates one diode in the lower lens to provide a guide light for movement; a second sensor detects loss of power in the building's electrical system and illuminates two ultra-bright diodes in the upper lens to wash the attendant wall with light; and a third sensor detects ambient light in the space and deactivates the system. The Power Outage Adapter will be marketed to hospitals, eldercare facilities and hotels in the third quarter of 2005.

      The "Heatless" new Task & Accent light is a fixture of several different lengths which offer alternatives for its application in closets, cabinets and under cabinet counter lighting. This product has the potential to become the favorite of kitchen and interior designers owing to its remarkable performance characteristics of several optional shades of white light, three levels of light intensity and its "cool to the touch" safety feature. The choice of electrical


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connections  as plug-in,  hard-wired  or battery  powered adds to the  fixture's flexibility and its light life of 75,000 hours contributes to its leadership role in energy efficiency, durability and longevity.

      Our patented KeyCaptm LockLight provides an inexpensive solution for a key chain light source. This unique fixture is encased in an elastic fabric that easily fits over the head of any variety of keys. The slender circuitry is positioned to reside at the side of the key with the diode facing the lockset entry down the shaft of the key which brightly, and precisely, illuminates the keyhole. The KeyCaptm, which will be marketed three to a package surrounding plastic facsimiles of keys, is a practical, lightweight, addition to every consumer's key chain.

CUSTOMERS

      Our major customers to date include the City of Cleveland and the Kings Park, New York school district. We have previously sold our Home Safety Light to QVC in 2003, and we are in discussions with them for the purchase and sale of our Home Safety Light for the third quarter of 2005, although no agreement has been reached and no assurances can be given that we will reach an agreement with QVC.

      Our Home Safety Light is targeted to all consumers to be used in the event of emergency. The Home Safety Light is designed to provide extended lighting from two AA batteries for use during blackouts, hurricanes, power failures or in areas of the house where traditional lighting is either not required or needed, such as attics. Our Reliabright Emergency Lighting System is targeted to corporations, building owners, school districts, governments and the military to provide long-term emergency lighting solutions. Our Power Outage Adapter will be marketed to hospitals, eldercare facilities and hotels. Our Aeon "Task & Accent" lighting products will be targeted to home, office and business owners as well as residential and commercial builders.

DISTRIBUTION METHODS OF OUR PRODUCTS

      Consistent with our sales objectives, the reliable manufacture and distribution of proprietary component parts and assembly of finished products required exacting coordination of resources to provide detailed working drawings to tool manufacturers for injection molded parts and optics; precise circuitry diagrams to receive diodes, resistors and capacitors into the electronics platform; source identification for volume supplies of batteries and diodes; packaging considerations for presentation of product and corresponding dimensions of containment's for shipping and display; and an experienced contract assembly organization with an extensive infrastructure capable of collation and inventory of all component parts.

      Robrady Design, Inc., our industrial design firm, provides detailed working drawings for injection molded parts to tool manufacturers in the US and abroad. Our products are manufactured both in the United States and abroad. We have contracted on a per-order basis with manufacturing facilities in China, Taiwan, Mexico, Puerto Rico and Canada. We are responsible for choosing our manufacturing facilities. We have no standing contracts with any manufacturing facilities, and we engage such facilities on an as-needed basis.

      We contract for our diodes with Nichia Corporation, Lumileds, Inc. and Cree, Inc. Plastic parts and production molds are contracted for on a product by product basis with MegaHertz Magnetics Corporation which has offices in Boulder, CO and Shanghai, China. Packaging design is contracted with Phillipe Becker Design in San Francisco, CA where prototype clamshell and blister pack packages are produced for duplication by printers and plastic mold fabricators in China.

      During the Fall of 2000, we identified Shelby County Community Services, Shelbyville, Illinois, as a contract manufacture and assembly organization that was positioned to meet our requirements for assembly and distribution of our products. Shelby County Community Services has over a decade of successful performance on behalf of Fortune 100 companies and represented the quality of management, performance and fiscal stability that we sought to employ in the distribution process.


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      We have a Proprietary Product  Manufacturing  Agreement with Shelby County
Community Services that provides for Shelby County Community Services to assemble, test, package, warehouse finished good inventory, palletize and ship per purchase orders for shipment FOB Shelbyville. In the Summer of 2004, we renewed our relationship with Shelby County Community Services. Shelby County Community Services will continue to serve as the warehousing and distribution center for our products, which are to be manufactured abroad. Shelby County Community Services no longer assembles or tests our products. Their role now only involves receiving shipments of our goods from our contract manufacturers, warehousing our products and shipping them to our customers. Shelby County Community Services also coordinates customs protocols and manages incoming inventories.

      Sales are made through our websites, on-air marketing on QVC and through distributor agreements we have with various vendors. Our internet site is serviced by Shelby County Community Services through a fulfillment operations agreement whereby Shelby County Community Services receives a daily batched summary of internet sales through an email link established by us and United Parcel Service. The software validates the address of the customer and advises shipping mode (next day, two day or ground), computes shipping and handling charges then prints the appropriate waybill at the shipping office of Shelby County Community Services. Packages are shipped within 24 hours of receipt of the email summary of business for the preceding day's orders. Shelby County Community Services coordinates materials inventory with our approved vendors based upon purchase orders or blanket orders for products. SCCS can currently ship 80,000 product units per month, which can be increased by 50% with a four month lead time to undertake expansion of facilities.


      We have engaged Forma Designs, Inc. to produce, coordinate and manage our corporate and product marketing activities. Forma Designs, Inc. has broad-based experience in developing the corporate and product marketing required to launch technology companies. The role of Forma Designs, Inc. is to integrate marketing, sales, product and customer support activities and messages to optimize customer acquisition and retention. Forma Designs, Inc. serves as the liaison for the preparation and delivery of selling materials to the individual selling firms and an information conduit to management for production and finished goods inventory issues.

      We have retained Capstrat, Inc. as our public relations firm responsible for the strategic and tactical communications for Cyberlux. Capstrat is a marketing communications firm that assists Cyberlux in communicating to our target audiences of customers, prospects, the media, policymakers, employees, opinion leaders and shareholders. Capstrat draws on a wide array of disciplines, fueled by strategy and creativity, to aid Cyberlux in achieving our tactical and strategic goals.

      We have retained two technology product sales firms, Smart Products, Inc., Westwood, NJ, and New Edison, LLC, Longmont, CO, to represent our product line over the range of channels addressed for distribution. The individual firms have been selected based upon established relationships with certain commercial and retail channels and proven track records of sales to those channels.

INDUSTRY BACKGROUND

      A research study by Research Econometrics, LLP in April 1999 attempted to identify a new approach to the development of an electrochemical (battery powered), portable, interim lighting system capable of providing safe illumination for extended periods of time to property owners deprived of electrical service caused by power outages. Although power outages have come to be a recurring phenomenon due to anomalies in electrical service distribution networks, the focus of the initial study was on disruptions caused by severe storm activity along the Atlantic and Gulf States' coastlines and the corresponding affected inland electrical grids. The National Weather Service labels annual storm activity as the Hurricane Season, which is officially monitored from June 1st to November 30th each year. Other deficiency outages not related to weather have been labeled by the press as rolling blackouts. The loss of electrical power related to tropical and subtropical storms can be wide spread and cover extensive regional segments surrounding the matrix of the storm. It is the incidence of power outages that identified the need for a reliable, durable, safe and economical interim lighting system for property owners and the general population in areas affected by these seasonally severe weather systems. The research conducted to identify an optimum interim lighting system led to the discovery of a new illumination technology (optoelectronics).

REGULATION

      Our advertising and sales practices concerning the Home Safety Light and the Wireless Interim Lighting Systems are regulated by the Federal Trade
Commission and state consumer protection laws. Such regulations include restrictions on the manner that we promote the sale of our products. We believe we are in material compliance with such regulations. We believe that we will be able to comply in all material respects with laws and regulations governing the conduct of business operations in general. We are not aware of any pending government regulations that may adversely affect our business.


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RESEARCH AND DEVELOPMENT ACTIVITIES

      We anticipate continuing to incur research and development expenditures in connection with the development of our Wireless Lighting System during the next twelve months.

      These projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

COMPETITION

      The lighting and illumination industry is extremely competitive. Our ReliaBright products address the long-term blackout emergency lighting needs with battery powered (60 hours) lighting solutions for hotels, hospitals, adult care centers and high-rise apartments, and long-term evacuation lighting solutions for commercial buildings. The ReliaBright products are competitively positioned as a price-competitive, new technology introduction into an existing product category, where General Electric, Bodine and Lithonia are the key competitors with products that use traditional lighting technology. The Aeon "Task & Accent" lighting products address residential closet lighting, interior cabinet accent lighting and under cabinet counter lighting as heatless long-term (75,000 hours of life) lighting solutions for the homeowner. This unique lighting resource for cabinetmakers, contractors and do-it-yourselfers offers three levels of light from soft white diodal(TM) elements that are cool to the touch and easy to install. The Aeon products are competitively positioned as a premium priced new technology introduction into an existing product category, where General Electric, Philips and Sea Gull Lighting are the key competitors with products that use traditional lighting technology. We believe that our lighting solid-state technology will provide a 40 to 60 percent reduction in maintenance costs for property managers through replacement of walkway, corridor or landscape lighting elements and 68 percent reduction in energy costs for those fixtures.

EMPLOYEES

      We currently have eight (8) full time employees. Our employees are primarily at the executive level based upon our role in coordination of outsource contracts for manufacturing and other production considerations. Currently, there exist no organized labor agreements or union agreements between us and our employees. We have employment agreements with the following executive officers: Donald F. Evans, Chairman and CEO, Mark D. Schmidt, President and COO, Alan H. Ninneman, Senior Vice President and John W. Ringo, Secretary and Corporate Counsel. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES


      We maintain our principal office at 4625 Creekstone Drive, Suite 100, Research Triangle Park, Durham, North Carolina 27703. Our telephone number at that office is (919) 474-9700 and our facsimile number is (919) 474-9712. We lease 2,405 square feet of office space. The lease expires on December 31, 2008. The monthly rent is $3,457, subject to an annual cost of living increase. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us. We maintain websites at www.cyberlux.com and www.luxSel.com. The information contained on those websites is not deemed to be a part of this prospectus.



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                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      On April 18, 2001, we filed a civil complaint against Light Technology, Inc., Ervin J. Rachwal, Safe-Light Industries, LLC a/k/a JFER Innovations Group, LLC, James Meyer and John Fleming alleging fraud, breach of contract, monies lent, misappropriation of trade secrets, conspiracy and sought injunctive relief against the defendants to prevent them from misappropriating trade secrets as well as to recover monetary damages On May 11, 2001, the Court granted a temporary injunction against the Defendants. On June 5, 2001, the Defendants filed their Answer denying the allegations of the Complaint and filed a counterclaim alleging fraud, violation of Trade Secret Act, breach of contract and money lent.

      On January 18, 2002, the Court granted the Defendants' Motion to Dissolve the Injunction. On January 28, 2002, we filed a Motion for Rehearing or Clarification of the Motion to Dissolve. A hearing on our Motion for Rehearing or Clarification of the Motion to Dissolve was scheduled for March 18, 2002, but was cancelled by the Court and has not been rescheduled. In accordance with Florida's Rules of Civil Procedure, when a Motion to dissolve is granted, this order is stayed and the injunction remains in effect until the Court rules on a Motion for Rehearing or Clarification of the Motion to Dissolve. Therefore, the injunction still remains in effect until the Court rules on this Motion.

      BACKGROUND:

      We came into contact with Light Technology, Inc. and Rachwal in early 2000. We were seeking someone with the knowledge and expertise to assist us in the development of an emergency light using white LEDs. Light Technology, Inc. and Rachwal represented that they had such knowledge and expertise and could finalize the development of our emergency light by September 30, 2000 so that we could begin manufacturing and selling the emergency light by November 2000. Rachwal and Light Technology, Inc. also advised us that we could acquire all the assets of Light Technology, Inc. and the rights to Light Technology, Inc.'s flashlight which also used white LEDs provided Rachwal was made an officer and director of our company as well as be in charge of design work.

      In order to evaluate this offer, we requested accounting and financial records to verify the representations of Light Technology, Inc. and Rachwal and to attempt to ascertain the value of Light Technology, Inc.. Despite repeated attempts, Light Technology, Inc. and Rachwal were unable to provide adequate, verifiable financial records. Nonetheless, in order allow Light Technology, Inc. and Rachwal to proceed with the development of the emergency light in order to meet the November shipping deadline, we entered into a Letter of Intent with Light Technology, Inc. on June 12, 2000. This Letter of Intent also contained a confidentiality clause protecting our interests. Pursuant to the Letter of Intent we paid Light Technology, Inc. $100,000 to develop a prototype of an emergency storm light and possible acquisition of the assets of Light Technology, Inc. based upon an independent evaluation of the of the worth of the assets. We hired the Sarasota CPA firm, Kerkering, Barbario & Co. to independently do an evaluation of the Light Technology, Inc. assets. Kerkering, Barbario came to the conclusion that Light Technology, Inc. had no verifiable assets of any value. Furthermore, Light Technology, Inc. never developed and produced a working model of the emergency storm light. We incurred meeting and travel expenses of $36,401 associated with Light Technology, Inc. during the period June through December 2000. $43,699 was expended for marketing expense in anticipation of the promised delivery of the light. During this time, we also came into contact with Safe-Light. We had discussions with Safe-Light regarding a potential acquisition, however, there was never a definitive agreement concerning our acquisition of Safe-Light. We also made loans to defendant Safe-Light in the amount of $13,188 to assist in development and marketing of its products based upon the discussions that the assets of Safe-Light would be acquired by us.

      We instituted our complaint against the defendants when we learned, through a local newspaper article that Light Technology, Inc. and Safe-Light had merged and had developed an emergency light. We had confidentiality rights with both companies. The defendants breached their contracts with us by misappropriating trade secrets and we are seeking monetary damages as well


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injunctive relief to prevent them from capitalizing on the  misappropriation  of trade secrets. Despite the news article in which Rachwal announced that Light Technology, Inc. had developed an emergency light, he did not object to the injunction stating that he did not have such a light. Our injunction prohibits the defendants from claiming rights to our Storm Light blueprints.

      There is no similarity between our product, the Home Safety Light, and Light Technology, Inc.'s product, known as the Pal Light. Our product has 10 diodes and provides a blanket of light to light up a room in the event of a power outage. The Light Technology, Inc. product is a small flashlight that uses one diode.

      Light Technology, Inc. claims that we breached the contract terms of the letter of intent and joint venture agreement by failing to maintain confidential disclosed to us and intentionally disclosing confidential information to third parties. Despite receiving $100,000 from us, defendants claim we failed to fund the development of the light and claim that we owe them in excess of $100,000 by breaching the letter of intent and joint venture agreement. Further, defendants claim we failed to pay fees set forth in the licensing agreement notwithstanding that the condition precedent to pay said fees (the successful completion of a private placement by us, which was subsequently withdrawn due to market conditions). Defendant Safe-Light alleges that we requested that they assist us in raising funding for the products discussed in the complaint. We actually loaned them funds for the development of their barricade light.

      We intend to fully prosecute our claims and actions against the Defendants. We deny the Defendants allegations alleged against us in their counterclaim. This litigation is still in the discovery stage and the ultimate outcome cannot presently be determined. We have incurred approximately $25,000 in legal fees and $15,000 in other litigation-related expenses in connection with this case, however, we have not spent any money this year in connection with this case nor do we intend at this point in spending significant amounts of money going forward since the case has not been active for the last few years.

      COURT: Circuit Court of the Twelfth Judicial District In and For Sarasota County, Florida.

      CASE NAME: Cyberlux Corporation, Plaintiff v. Ervin J. Rachwal, Light Technology, Inc., Safe-Light Industries, LLC a/k/a JFER Innovations Group, LLC, James Meyer and John Fleming.

      CASE NUMBER: 2001 CA 005309 NC Div. C.


      On May 17, 2005, Zykronix, Inc., a Colorado corporation, filed a complaint against us and our President, Mark Schmidt, in the District Court, City and County of Denver, State of Colorado (Case No. O5CV3704) claiming damages in the amount of $211,323.75 and costs for breach of contract, unjust enrichment and fraud by Mark Schmidt. We previously entered into a contract with Zykronix for them to produce prototypes for several of our new products, which we believe they never satisfactorily completed.

      On June 22, 2005, we filed our Answer and Counterclaim against Zykronix, claiming damages and costs in the amount of $2,850,000 for breach of contract, unjust enrichment and negligent misrepresentation. At the same time, Mark Schmidt filed a Motion to Dismiss since Zykronix failed to adequately plead a claim for fraud. On August 24, 2005, the Motion to Dismiss was denied. The case is currently in discovery. We believe that their claims are without merit and we will vigorously defend these claims.

             INDEX NUMBER: 602727/05 - SUPREME COURT OF THE STATE OF
                          NEW YORK, COUNTY OF NEW YORK

      On July 27, 2005, Alliance Care Services, Inc. d/b/a Alliance Advisors, a New York corporation, filed a complaint against us in the Supreme Court of the State of New York, County of New York, claiming damages in the amount of not less than $500,000 and costs for breach of contract, breach of duty of good faith and fair dealing and unjust unrichment. We filed our answer on October 4, 2005 denying all claims. This case is currently in discovery. We believe that their claims are without merit and we intend to vigorously defend these claims.

              STATEMENT OF CLAIM - ARBITRATION BEFORE THE NATIONAL
                    ASSOCIATION OF SECURITIES DEALERS, INC.

      On October 21, 2005, Greenfield Capital Partners LLC filed a statement of claim against us in arbitration before the National Association of Securities Dealers, Inc. Greenfield claims damages and costs in the amount of $107,000 for breach of contract, fraud, fraudulent concealment and misrepresentation. We believe that their claims are without merit and we intend to vigorously defend these claims.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

NAME                   AGE       POSITION
--------------------------------------------------------------------------------
Donald F. Evans        70        Chief Executive Officer and Chairman of the
                                 Board of Directors
Mark D. Schmidt        40        President, Chief Operating Officer and Director
William P. Walker      42        Senior Vice President
John W. Ringo          60        Secretary, Corporate Counsel and Director
Alan H. Ninneman       61        Senior Vice President and Director
David D. Downing       55        Chief Financial Officer and Treasurer

      Directors  are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

      Currently, our Directors are not compensated for their services. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

      DONALD F. EVANS. Mr. Evans has been our Chief Executive Officer and Chairman of the Board since May 2000. Between 1979 and May 2000, Mr. Evans was the Managing Partner of Research Econometrics, a North Carolina based corporation, where Mr. Evans began an investigative research study into the feasibility of a long-term electrochemical interim lighting system. From June 1996 until March 1999, Mr. Evans represented the investment interest of Research Econometrics in Waste Reduction Products Corporation, a privately held North Carolina corporation Mr. Evans also served on the Board of Directors of Waste Reduction Products Corporation. Mr. Evans graduated from the University of North Carolina, Chapel Hill, NC with a BS Degree in Economics.

      MARK D. SCHMIDT. Mr. Schmidt has been our President, Chief Operating Officer and Director since May 2003. From December 1999 until December 2002, Mr. Schmidt was a founder and executive of Home Director, Inc., the IBM Home Networking Division spin-off company and a public company. Mr. Schmidt is a former IBM executive with over 15 years of consumer marketing, business management and venture startup experience. Mr. Schmidt graduated Summa Cum Laude with a Bachelor of Science Degree in Engineering from North Carolina State University and earned an MBA Degree from the Fuqua School of Business at Duke University.

      WILLIAM P. WALKER. Mr. Walker has been our Senior Vice President, Business Development & Sales since January 2005. From March 2004 until December 2004, Mr. Walker was the founding principal in New Edison, LLC, a marketing consulting firm focused on the emerging solid-state lighting industry. From October 2002 until February 2004, Mr. Walker was the Vice President of Sales for CorAccess Systems, a Golden, Colorado leading residential technology company. From
February 2001through October 2002, Mr. Walker was the Vice President at GE Smart, a start-up joint venture between Microsoft and GE, where he developed and implemented the sales and marketing strategies. From May 1996 until February 2001, Mr. Walker was the Founder and CEO of Wizer Home Technologies, a large home technology integrations company. Mr. Walker graduated from the University of Wyoming with a BS Degree in Business Administration.

      JOHN W. RINGO. Mr. Ringo has been our Secretary, Corporate Counsel and a Director since May 2000. Since 1990, Mr. Ringo has been in private practice in Marietta, GA specializing in corporate and securities law. He is a former Staff Attorney with the U. S. Securities and Exchange Commission, a member of the Bar of the Supreme Court of the United States, the Kentucky Bar Association and the Georgia Bar Association. Mr. Ringo graduated from the University of Kentucky in Lexington, KY with a BA Degree in Journalism. Subsequently, he received a Juris Doctor Degree from the University of Kentucky College of Law.

      ALAN H. NINNEMAN. Mr. Ninneman has been our Senior Vice President and a Director since May 2000. From 1992 until April 2000, Mr. Ninneman was a Chief Executive Officer of City Software, Inc. based in Albuquerque, New Mexico. He was a senior support analyst for Tandem Computer, San Jose, California from 1982 to 1985; senior business analyst at Apple Computer, Cupertino, California from 1985 to 1987; and Director of Operations at Scorpion Technologies, Inc., San Jose, California. Mr. Ninneman attended Elgin Community College, Elgin, IL and subsequently majored in business administration at Southern Illinois University, Carbondale, IL.

      DAVID D. DOWNING. Mr. Downing has been our Chief Financial Officer and Treasurer since May 2000. Mr. Downing joined Marietta Industrial Enterprises, Inc., Marietta, Ohio in November 1991 as its Chief Financial Officer. He was elected to the Board of Directors of that Company in January 1994. He has been a Director of American Business Parks, Inc., Belpre, Ohio since January 1998 and served as a director of Agri-Cycle Products, Inc. from May 1998 until April 2001. Mr. Downing graduated from Grove City College, Grove City, PA with a BA Degree in Accounting.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000:


                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                         OTHER
                                                         ANNUAL       RESTRICTED     OPTIONS    LTIP
   NAME & PRINCIPAL                SALARY       BONUS    COMPEN-         STOCK         SARS     PAYOUTS       ALL OTHER
       POSITION            YEAR     ($)          ($)    SATION ($)     AWARDS($)       (#)        ($)        COMPENSATION
------------------------   ----   -------      ------   ----------   -------------   -------   ------------   --------
Donald F. Evans            2004   180,000        0         0                    --   550,000             --   $275,103(1)
  CEO & Chairman           2003   180,000(2)     0         0                    --   700,000             --         --
                           2002    98,004(2)     0         0                    --        --             --         --
------------------------   ----   -------      ------   ----------   -------------   -------   ------------   --------
John W. Ringo              2004    70,500        0         0                    --   400,000             --   $166,915(1)
  Secretary and            2003   102,000(3)     0         0                    --   250,000             --         --
  Corporate Counsel        2002    69,000(3)     0         0                    --        --             --         --
------------------------   ----   -------      ------   ----------   -------------   -------   ------------   --------
Alan H. Ninneman           2004    70,500        0         0                    --   400,000             --   $180,652(1)
  Senior Vice President    2003   102,000(4)     0         0                    --   250,000             --         --
                           2002    78,000(4)     0         0                    --        --             --         --
------------------------   ----   -------      ------   ----------   -------------   -------   ------------   --------
Mark D. Schmidt            2004   180,000        0         0                    --   650,000             --   $101,000(1)
  President & COO          2003   120,000(5)     0         0                    --   550,000             --         --
                           2002        --        -         -                    --        --             --         --
------------------------   ----   -------      ------   ----------   -------------   -------   ------------   --------


      (1) Such employee received 1 share of Series B Convertible Preferred Stock, $1.00 par value, in exchange for the cancellation of debt for every $1 of management fees previously owed. Please see "Description of Securities - Preferred Stock" for a complete discussion of the material terms of the Series B Convertible Preferred Stock.


      (2) $165,000 of Mr. Evans' 2003 salary and all of his 2002 salary were accrued and thereafter paid in shares of series B preferred stock.

      (3) All of Mr. Ringo's 2003 salary and $64,915 of his 2002 salary was accrued and thereafter paid in shares of series B preferred stock. Mr. Ringo received a note payable for $4,085 of his 2002 salary.

      (4) $92,000 of Mr. Ninneman's 2003 salary and all of his 2002 salary was accrued and thereafter paid in shares of series B preferred stock.

      (5) $101,000 of Mr. Schmidt's 2003 salary was accrued and thereafter paid in shares of series B preferred stock.

      Annual compensation began accruing in the form of management fees as of July 2000. The compensation indicated in the table is the annualized amount of salary to be paid the respective officers in accordance with their employment agreements.

OPTION/SAR GRANTS IN LAST FISCAL YEAR


--------------------------------------------------------------------------------
                  NUMBER OF       % OF TOTAL
                  SECURITIES      OPTIONS/SARS
                  UNDERLYING      GRANTED TO
                  OPTIONS/SARS    EMPLOYEES IN    EXERCISE OR BASE  EXPIRATION
NAME              GRANTED (#)     FISCAL YEAR     ($/SH)            DATE
--------------------------------------------------------------------------------
Donald F. Evans       550,000            %27.5         $0.2125 /Sh      2010
--------------------------------------------------------------------------------
John W. Ringo         400,000            %20.0         $0.2125 /Sh      2010
--------------------------------------------------------------------------------
Alan H. Ninneman      400,000            %20.0         $0.2125 /Sh      2010
--------------------------------------------------------------------------------
Mark D. Schmidt       650,000            %32.5         $0.2125 /Sh      2010
--------------------------------------------------------------------------------


STOCK OPTION PLANS


      We have created an Employee Stock Option Plan for incentive/retention of current key employees and as an inducement to employment of new employees. The 2003 plan, which sets aside 2,000,000 shares of common stock for purchase by employees, was made effective by the Board of Directors.

      On September 2, 2003, our Board approved a 2004 Incentive Stock Option Plan, which will provide 2,000,000 shares to underwrite options.

      On April 8, 2004 our Board approved the 2005 Incentive Stock Option Plan that provides for 12,000,000 shares to underwrite options and on January 10, 2005, the Board approved the 2006 Plan that provides for 18,000,000 shares to underwrite options.

      The stock option plans are administered directly by our board of directors.

      Subject to the provisions of the stock option plans, the board will determine who shall receive stock options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices.

      As of December 31, 2004, there were 2,000,000 stock options granted under the 2003 plan that were outstanding.


EMPLOYMENT AGREEMENTS

DONALD F. EVANS
---------------


      On July 1, 2000, we entered into an eight-year employment contract with Donald F. Evans to serve as Chief Executive Officer, which was amended on January 1, 2003. The base salary under the agreement is $180,000 per annum, plus benefits.


ALAN H. NINNEMAN
----------------


      On July 1, 2000, we entered into an eight-year employment contract with Alan H. Ninneman to serve as Senior Vice President, which was amended on January 1, 2003. The base salary under the agreement is $102,000 per annum, plus benefits.

JOHN W. RINGO
-------------


      On July 1, 2000, we entered into an eight-year employment contract with John W. Ringo to serve as Secretary and Corporate Counsel, which was amended on January 1, 2003. The base salary under the agreement is $102,000 per annum, plus benefits.


MARK D. SCHMIDT
---------------


      On May 1, 2003, we entered into an employment contract with Mark D. Schmidt to serve as Executive Vice President and Chief Operating Officer until June 30, 2008. The base salary under the agreement is $180,000 per annum, plus benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      We owed certain management fees, which were for accrued salaries for Messrs. Evans, Ninneman, Ringo and Schmidt consistent with employment agreements. These fees were as follows: $400,505 to Don Evans, $243,000 to John Ringo, $263,000 to Alan Ninneman and $101,000 to Mark Schmidt for a total of $1,007,505. In addition, certain officers loaned funds to us in exchange for promissory notes. The promissory notes included $3,000 to Don Evans, $3,745 to Al Ninneman and $184,830 to Dave Downing.

      In 2004, we issued 800,000 shares of Series B Convertible Preferred Stock to officers and directors in exchange for $723,670 of these management fees and $76,330 of the loan from Dave Downing, on a basis of 1 share of Series B Convertible Preferred Stock for $1 of debt owned. The management fees converted include $275,103 by Don Evans, $166,915 by John Ringo, $180,652 to Alan Ninneman and $101,000 to Mark Schmidt. These shares of Series B Convertible Preferred Stock have certain conversion rights and superior voting privileges as further described in the "Description of Securities" section herein. The Board of Directors, exercising their business judgment, determined that it was in the Company's best interest to issue shares of Series B convertible preferred stock in lieu of accrued management fees. The Board of Directors determined that the terms of the transaction were as fair to the Company as any transactions that could have been made with unaffiliated parties.

      Currently, there are still outstanding promissory notes totaling $386,595, which include $249,350 in unpaid management fees and promissory notes to officers totaling $137,245. The unpaid management fees include $90,916 owed to Don Evans; $82,348 to Al Ninneman and $76,085 to John Ringo. The outstanding promissory notes to officers include $3,745 to Al Ninneman, $23,000 to Don Evans, $2,000 to Mark Schmidt and $108,500 to Dave Downing. The promissory notes were issued to officers who lent us funds for working capital purposes. The promissory notes are payable on demand and accrue interest at an annual rate of 12%.

      We have consulting agreements with outside contractors, certain of whom are also our stockholders. The agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either we or the consultant terminates such engagement by written notice. None of the consultants who are shareholders own 5% or more of our issued and outstanding shares of common stock.

      Promissory notes were issued to certain officers for loans to the Company for working capital. These Notes are listed as payable upon demand and accrue interest at 12% per annum. Don F. Evans, David D. Downing, Mark Schmidt and Alan
H. Ninneman loaned $23,000, $108,500, $2,000 and $3,745, respectively. The terms of transactions in this section are as fair to the Company as any transactions that could have been made with unaffiliated parties.


      We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth certain information regarding beneficial ownership of our common stock as of November 7, 2005:


      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.


      We have issued 800,000 shares of Series B Convertible Preferred Stock to our officers and directors which are convertible into 8 million shares of common stock and, in the aggregate, have the right to cast 80 million votes in any vote by our shareholders. Combined with the number of shares of common stock held by our officers and directors, they have the right to cast approximately 70% of all votes by our shareholders. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Donald F. Evans                 Common Stock       28,965,300 (4)      28.23%              6.77%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

Mark D. Schmidt                 Common Stock       10,300,000 (5)      12.09%              2.51%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

Alan H. Ninneman                Common Stock       18,715,200 (6)      20.09%              4.48%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

John W. Ringo                   Common Stock       17,141,500 (7)      18.68%              4.11%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

David Downing                   Common Stock        8,133,000 (8)       9.83%              1.99%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

All Officers and Directors      Common Stock       83,255,000 (9)      53.69%             17.34%
As a Group (5 persons)

===============================================
Donald F. Evans                 Preferred B           275,103          34.39%             34.39%

Mark D. Schmidt                 Preferred B           101,000          12.63%             12.63%

Alan H. Ninneman                Preferred B           180,652          22.58%             22.58%

John W. Ringo                   Preferred B           166,915          20.86%             20.86%

David Downing                   Preferred B            76,330           9.54%              9.54%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 7, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 75,075,001 shares issued and outstanding on November 7, 2005. For common stock holders, the percentage reflects the percentage of votes each holder can vote at a meeting of shareholders.

(3) Percentage based on 400,075,001 shares of common stock outstanding after the offering, assuming all shares registered in this offering are sold.


(4) Includes 275,103 shares of Series B convertible preferred stock convertible into 2,751,030 shares of common stock and currently have the right to cast 27,510,300 votes at a meeting of shareholders.

(5) Includes 101,000 shares of Series B convertible preferred stock convertible into 1,010,000 shares of common stock and currently have the right to cast 10,100,000 votes at a meeting of shareholders.

(6) Includes 180,652 shares of Series B convertible preferred stock convertible into 1,806,520 shares of common stock and currently have the right to cast 18,065,200 votes at a meeting of shareholders.

(7) Includes 166,915 shares of Series B convertible preferred stock convertible into 1,669,150 shares of common stock and currently have the right to cast 16,691,500 votes at a meeting of shareholders.

(8) Includes 76,330 shares of Series B convertible preferred stock convertible into 763,300 shares of common stock and currently have the right to cast 7,633,000 votes at a meeting of shareholders.

(9) Includes 800,000 shares of Series B convertible preferred stock convertible into 8,000,000 shares of common stock and currently have the right to cast 80,000,000 votes at a meeting of shareholders.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


      We are authorized to issue up to 700,000,000 shares of common stock, par value $.001. As of November 7, 2005, there were 75,075,001 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


      We have engaged Pacific Stock Transfer Company, located in Las Vegas, Nevada, as independent transfer agent or registrar.

PREFERRED STOCK

         Our Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.

      Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Our Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.


      As of November 7, 2005, we 113.3606 shares of our Series A Convertible Preferred Stock issued and outstanding. Each share is convertible into 50,000 shares of common stock. The Series A Convertible Preferred have the following designations and rights:


Maturity:                         Perpetual Preferred

Dividend:                         12% per annum.  The dividend  shall be payable
                                  semi-annually in cash or common stock at our option.



Fixed Conversion Price:           The Series A  Convertible  Preferred  shall be
                                  convertible into common stock at $0.10 per share.



Stated Value:                     $5,000 per share


Mandatory Conversion:             Beginning 180 days from the effective  date of
                                  this  registration  statement,  if the closing
                                  bid price for our common stock  exceeds  $1.50
                                  for a period of 10 consecutive trading days, we have the right to force the holders to convert the Series A Convertible Preferred into common stock at the applicable conversion price.

Limitations on Conversion.        Each  holder  of  the  Series  A   Convertible
                                  Preferred  shares shall not convert the shares
                                  into  common  stock  such  that the  number of
                                  shares  of  common   stock  issued  after  the
                                  conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, in excess of 4.99% of our then issued and outstanding shares of common stock.

No Voting Rights.                 The holders of the Series A convertible shares
                                  have no voting rights until their shares are converted to common shares.

      The Board of Directors, pursuant to our Articles of Incorporation and By-Laws, authorized Series B Convertible Preferred Stock which was issued to officers and directors in order to convert accrued management fees and other liabilities into 800,000 shares of the Series B Preferred Stock. The Series B Convertible Preferred Stock has the following designations and rights:

Term:                               Perpetual Preferred

Dividend:                           12% per annum

Conversion:                       Each  share  of  the   Series  B   Convertible
                                  Preferred Stock may be converted to 10 shares of Cyberlux common stock at the option of the bearer.

Voting Rights: Except with respect to transactions upon which the Series B Preferred stock shall be entitled to vote separately, the Series B Preferred Stock shall have superior voting rights equal to ten times the number of shares of Common Stock such holder of Series B Preferred Stock would receive upon conversion of such holder's shares of Series B Preferred Stock. The conversion price is $0.10 per share.

OPTIONS

      There are currently options outstanding that have been issued to our officers and directors to purchase 2,000,000 shares of our common stock at a purchase price of $0.001, which expire in 2010.

WARRANTS

      In connection with a Securities Purchase Agreement dated September 23, 2004, we issued 2,250,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share.


      In connection with a Securities Purchase Agreement dated April 22, 2005, we issued 25,000,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share.

      In addition, in connection with a private placement offering, we have issued 8,543,064 Series A and 8,543,064 Series B warrants. The Series A warrants are exercisable at $0.25 per share and the Series B warrants are exercisable at $1.05 per share. The Series A warrants expire in 2006 and the Series B warrants expire in 2008. In addition, we issued Placement Agent warrants to the placement agent in the private placement offering. We issued a total of 100,000 placement agents warrants exercisable at $0.01 per share, 1,550,000 placement agent warrants exercisable at $0.10 per share, 1,550,000 placement agent warrants exercisable at $0.25 per share and 1,550,000 placement agent warrants exercisable at $1.05 per share. All placement agent warrants expire in 2008.

      In addition, we have 58,500 warrants outstanding exercisable at $0.10 per share, which expire in 2008. We have 605,000 warrants outstanding exercisable at $0.20 per share, which expire in 2006. We have 1,441,500 warrants outstanding exercisable at $0.25 per share, of which 1,350,000 expire in 2005 and 91,500 expire in 2008. We have 300,000 warrants outstanding exercisable at $0.50 per share, which expire in 2006. We have 605,000 warrants outstanding exercisable at $0.20 per share, which expire in 2006.

CONVERTIBLE SECURITIES


      Not including approximately 42,453,065 shares of common stock issuable upon exercise of outstanding options and warrants, approximately 30,262,706 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated September 23, 2004, approximately 50,000,000 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated April 22, 2005.

SEPTEMBER 2004 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes, and (ii) warrants to purchase 2,250,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes. The investors provided us with an aggregate of $1,500,000 as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o     $500,000 was disbursed on October 20, 2004; and

      o     $500,000 was disbursed on November 18, 2004.

         The notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.72; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.60 per share. Prepayment of the notes is to be made in cash equal to 150% of the outstanding principal and accrued interest.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

APRIL 2005 SECURITIES PURCHASE AGREEMENT


      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes, and (ii) warrants to purchase 25,000,000 shares of our common stock.


      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $1,500,000 as follows:


      o     $600,000 was disbursed on April 22, 2005;

      o     $500,000 was disbursed on May 24, 2005; and


      o     $400,000 was disbursed on July 19, 2005.


         The notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.03; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.03 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.03. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;


      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS


      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis, which can be done at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.


      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                         TOTAL
                     TOTAL SHARES OF   PERCENTAGE                                                            PERCENTAGE
                      COMMON STOCK     OF COMMON     SHARES OF                                  BENEFICIAL   OF COMMON
                      ISSUABLE UPON      STOCK,     COMMON STOCK   BENEFICIAL   PERCENTAGE OF   OWNERSHIP   STOCK OWNED
                      CONVERSION OF     ASSUMING     INCLUDED IN   OWNERSHIP    COMMON STOCK    AFTER THE      AFTER
        NAME           NOTES              FULL       PROSPECTUS    BEFORE THE   OWNED BEFORE    OFFERING     OFFERING
                     AND/OR WARRANTS*   CONVERSION       (1)       OFFERING**    OFFERING**        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    51,029,701       40.47%         Up to         3,868,217 (2)  4.9%            --            --
(3)                                                   169,000,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         41,305,591       35.49%         Up to         3,868,217 (2)  4.9%            --            --
Partners, LLC (3)                                     117,000,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC     12,702,033       14.47%         Up to         3,868,217 (2)  4.9%            --            --
(3)                                                   32,500,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium         2,475,381        3.19%         Up to         2,475,381      3.19%           --            --
Capital Partners                                      6,500,000
II, LLC (3)                                           shares of
                                                      common stock

* This column represents an estimated number based on a conversion price as of a recent date of November 8, 2005 of $.03, divided into the principal amount.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on November 8, 2005, the conversion price would have been $.03.


(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES


SEPTEMBER 2004 SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 2,250,000 shares of our common stock. Pursuant to a registration statement on Form SB-2 (333-119716) declared effective with the SEC on November 12, 2004, we previously registered 22,222,224 shares of common stock underlying the secured convertible notes and 4,500,000 shares of common stock underlying the warrants. We are registering 100,000,000 shares in this offering underlying these secured convertibles notes. As of November 4, 2005, $592,118.84 of the secured convertible notes has been converted and $907,881.16 remains outstanding.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes. The investors provided us with an aggregate of $1,500,000 as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o     $500,000 was disbursed on October 20, 2004; and

      o     $500,000 was disbursed on November 18, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.72; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.60 per share. Prepayment of the notes is to be made in cash equal to 150% of the outstanding principal and accrued interest.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $500,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:


      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the quotation of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated September 23, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A  complete  copy  of  the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the remaining $907,881.16 of notes on November 8, 2005, a conversion price of $0.03 per share, the number of shares issuable upon conversion would be:

$907,881.16/$.03 = 30,262,706 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of November 7, 2005 of $0.11.

                                                      NUMBER            % OF
% BELOW       PRICE PER       WITH DISCOUNT         OF SHARES       OUTSTANDING
MARKET         SHARE             AT 50%              ISSUABLE          STOCK
------         -----             ------              --------          -----

25%           $.0825             $.04125            22,009,241         22.67%
50%           $.055              $.0275             33,013,861         30.54%
75%           $.0275             $.01375            66,027,721         46.79%

APRIL 2005 SECURITIES PURCHASE AGREEMENT


         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes and (ii) a warrants to buy 25,000,000 shares of our common stock.


         The investors provided us with an aggregate of $1,500,000 as follows:


      o     $600,000 was disbursed on April 22, 2005;

      o     $500,000 was disbursed on May 24, 2005; and


      o     $400,000 was disbursed on July 19, 2005.

      The notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.03; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.03 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.03. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $400,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      t 6 12 o Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:


      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 45 days after April 22, 2005 or fail to have the registration statement effective within 90 days after April 22, 2005;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 22, 2005.


      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION


      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,500,000 of notes on November 8, 2005, a conversion price of $0.03 per share, the number of shares issuable upon conversion would be:

$1,500,000/$.03 = 50,000,000 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of November 7, 2005 of $0.11.


                           FIXED CONVERSION           NUMBER             % OF
% BELOW      PRICE PER      OR WITH DISCOUNT        OF SHARES        OUTSTANDING
MARKET          SHARE           AT 50%               ISSUABLE            STOCK
------          -----           ------               --------            -----
25%            $.0825           $.03                50,000,000           39.98%
50%            $.055            $.0275              54,545,455           42.08%
75%            $.0275           $.01375            109,090,910           59.24%


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cyberlux Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              CYBERLUX CORPORATION
                          INDEX TO FINANCIAL STATEMENTS


For the Years Ended December 31, 2004 and December 31, 2003


                                                                      Page
--------------------------------------------------------------------------------
Report of Independent Certified Public Accountants                    F-1
--------------------------------------------------------------------------------
Balance Sheet at December 31, 2004 and 2003                           F-2
--------------------------------------------------------------------------------
Statements of Operations for the Years ended December 31, 2004        F-3
and 2003 and for the Period May 17, 2000 (Date of Inception)
through December 31, 2004
--------------------------------------------------------------------------------
Statement of Deficiency in Stockholders' Equity for the F-4 - F-9 Period May 17, 2000 (Date of Inception) through December 31,
2004
--------------------------------------------------------------------------------
Statements of Cash Flows for the Years ended December 31,         F-10 - F11
2004 and 2003 and for the Period May 17, 2000 (Date of
Inception) through December 31, 2004
--------------------------------------------------------------------------------
Notes to Financial Statements                                     F-12 - F-21
--------------------------------------------------------------------------------


Condensed Balance Sheets:                                             F-22
June 30, 2005 (Unaudited) and December 31, 2004 (Audited)
--------------------------------------------------------------------------------
Condensed Statements of Losses:                                       F-23
Three and Six Months Ended June 30, 2005 and 2004 (Unaudited)
--------------------------------------------------------------------------------
Condensed Statement of Deficiency in Stockholders' Equity:            F-24
Six Months Ended June 30, 2005 and 2004 (Unaudited)
--------------------------------------------------------------------------------
Condensed Statements of Cash Flows:                                   F-25
Six Months Ended June 30, 2005 and 2004 (Unaudited)
--------------------------------------------------------------------------------
Notes to Unaudited Condensed Financial Statements                 F-26 - F-27
--------------------------------------------------------------------------------

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

          REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Cyberlux Corporation
North Carolina 28370-2010

      We have audited the accompanying balance sheets of Cyberlux Corporation (the "Company"), as of December 31, 2004 and 2003 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the two years then ended and for the period May 17, 2000 (Date of Inception) through December 31, 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and for the period May 17, 2000 (Date of Inception) through December 31, 2004, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note I to the financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    ----------------------------------------
                                    Russell Bedford Stefanou Mirchandani LLP
                                    Certified Public Accountants



McLean, Virginia
March 17, 2005

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                                 Balance Sheets

                                                                                   December 31,    December 31,
                                                                                       2004           2003
                                                                                   ------------    ------------
Assets

Current assets:
    Cash & cash equivalents                                                        $    415,375    $     16,247
    Prepaid expenses                                                                     68,404              --
                                                                                   ------------    ------------
        Total current assets                                                            483,779          16,247

Property, plant and equipment, net of accumulated
depreciation of $ 92,335 and $44,649, respectively                                       43,018          68,845

Other Assets:

    Deposits - escrow                                                                        --         236,000
    Patents, at cost                                                                     30,544              --
                                                                                   ------------    ------------
        Total other assets                                                               30,544         236,000

Total Assets                                                                       $    557,341    $    321,092
                                                                                   ============    ============

Liabilities and Deficiency in Stockholders' Equity

Current liabilities:

    Accounts payable                                                               $    176,094    $    296,388
    Accrued liabilities                                                                 323,408         104,976
    Management fees payable - related party (Note E)                                         --         996,508
    Short-term notes payable - shareholders (Note E)                                    399,080         207,845
    Short-term notes payable (Note B)                                                    27,500         320,000
                                                                                   ------------    ------------
        Total current liabilities                                                       926,082       1,925,717

Long-term liabilities:

    Notes payable - (Note B)                                                          1,355,069              --
    Warrants payable convertible preferred                                                   --         347,610
                                                                                   ------------    ------------
        Total long-term liabilities                                                   1,355,069         347,610

Stockholders' equity:

    Preferred stock,  $0.001 par value,  5,000,000 shares  authorized,  Class A,
    151.8606 and 0 shares issued and
    outstanding as of December 31, 2004 and 2003 respective1y                                 1               1
    Preferred stock, $0.001 par value, 8,000,000 shares authorized, Class B,
    800,000 and 0 shares issued and
    outstanding as of December 31, 2004 and 2003 respecti800y                               800              --

    Common stock, $0.001 par value, 300,000,000 shares authorized, 23,770,233 and 8,049,141 shares issued and outstanding as of December 31, 2004 and
    December 31,
    2003 respectively                                                                    23,770           8,049

    Additional paid-in capital                                                        9,099,302       2,337,736
    Subscriptions receivable                                                                 --        (276,186)
    Accumulated deficit                                                             (10,847,683)     (4,021,835)
                                                                                   ------------    ------------

Deficiency in stockholders' equity                                                   (1,723,810)     (1,952,235)
                                                                                   ------------    ------------

Total liabilities and (deficiency) in stockholders'                                $    557,341    $    321,092
                                                                                   ============    ============

    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                      For the Period
                                                                                      May 17, 2000
                                                        For the       For the         (Inception) to
                                                       Year Ended     Year Ended       December 31
                                                      Dec. 31, 2004  Dec. 31, 2003        2004

Revenue                                               $     23,803    $     74,238    $     98,041

Cost of goods sold                                        (160,260)       (161,984)       (322,244)
                                                      ------------    ------------    ------------
    Gross (loss)                                          (136,457)        (87,746)       (224,203)

Operating Expenses:

Marketing and advertising                                  109,651          20,820         257,519
Depreciation and amortization                               47,686         246,598         386,086
Organization costs                                              --          25,473
Research and development                                   391,421         635,485
Management and consulting services - related party         445,997         504,000       1,717,319
General and administrative expenses                      3,103,689         497,384       3,992,767

Total operating expenses                                 4,098,444       1,268,802       7,014,649

(Loss) from operations                                  (4,234,901)     (1,356,548)     (7,238,852)

Other income/(expense)

    Interest income                                            282             321
    Interest expense                                    (1,600,087)       (138,008)     (1,881,760)
    Debt acquisition costs                                (191,142)       (191,142)

Net loss before preferred dividend                      (6,025,848)     (1,494,556)     (9,311,433)


Preferred dividend - Beneficial conversion discount
on convertible preferred                                   800,000         736,250       1,536,250

Net loss available to common stockholders             $ (6,825,848)   $ (2,230,806)   $(10,847,683)

Weighted average number of common shares
outstanding, basic and fully diluted                    16,701,174       7,652,012

Net loss per share - Basic and fully diluted          $      (0.41)   $      (0.29)

Preferred dividend                                    $     96,000

    The accompanying notes are an integral part of these financial statements

                              Cyberlux Corporation
                          (A Development Stage Company)
        CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY FOR THE
                    FROM INCEPTION THROUGH DECEMBER 31, 2004

                                                                                                       DEFICIENCY
                                     COMMON STOCK          PREFERRED STOCK                            ACCUMULATED
                                --------------------     -----------------   ADDITIONAL   STOCK          DURING       TOTAL IN
                                                                               PAID-IN  SUBSCRIPTION   DEVELOPMENT  STOCKHOLDERS'
                                   SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL   RECEIVABLE     STAGE         EQUTIY
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
Common shares issued in
May 2000 to founders in
exchange for cash at $. 001
per share                       1,640,000     $1,640                              $560                                    $2,200
Common shares issued in May
2000 in exchange for
research and development
services valued at  $.09
per share                         750,000        750                            68,003                                    68,753
 Common shares issued in
May 2000 in exchange for
services valued @ $. 05 per
share                             875,000        875                            35,710                                    36,585
Common shares issued in
July 2000 in exchange for
convertible debt at $ .15
per share                         288,000        288                            39,712                                    40,000
Capital
contributed by principal
shareholders                            -          -                            16,000                                    16,000
Common shares issued in
November 2000 for cash in
connection with private
placement at $. 15 per
share                             640,171        640                            95,386                                    96,026
Common shares issued in
November 2000 in exchange
for services valued @ $. 15
per share hares issued for
consulting services               122,795        123                            18,296                                    18,419
Net (loss)
                                       --         --         --         --          --           --      (454,651)     (454,651)
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
Balance, December 31, 2000
                                4,315,966     $4,316         --         --    $273,667           --     ($454,651)    ($176,668)
Common shares issued in
January, 2001 in exchange
for convertible debt at $
..15 per share                     698,782       $699                          $104,118                                  $104,817
Stock options issued in May
2001, valued at $. 15 per
option, in exchange for
services                                                                        52,500                                    52,500
Warrant issued in May 2001,
valued at $. 15 per
warrant, in exchange for
placement of debt                                                               75,000                                    75,000
Common shares issued in
September 2001 for cash in
connection with exercise of
warrant at  $.15 per share          3,000          3                               447                                       450
Common shares issued in
September 2001 for cash in
connection with exercise of
warrant at  $.10 per share        133,000        133                            13,167                                    13,300
Common shares issued in
November 2001 for cash in
connection with exercise of
warrant at  $.0001 per share      500,000        500                                 -                                       500
Common shares issued in
November 2001 for cash in
connection with exercise of
options at  $.0001 per share      350,000        350                                -                                        350
 Common shares issued in
December 2001 in exchange
for convertible debt at $
..50 per share                     133,961        134                            66,847                                    66,981
 Common shares
issued in December 2001 in
exchange for debt at $ .50
per share                          17,687         18                             8,825                                     8,843
Net (loss)
                                       --         --         --         --          --           --      (636,274)     (636,274)
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
Balance, December 31, 2001      6,152,396     $6,152                           594,571           --    (1,090,925)     (490,202)

    The accompanying notes are an integral part of these financial statements

                              Cyberlux Corporation
                          (A Development Stage Company)
        CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY FOR THE
              FROM INCEPTION THROUGH DECEMBER 31, 2004 (Continued)

                                                                                                       DEFICIENCY
                                     COMMON STOCK          PREFERRED STOCK                            ACCUMULATED
                                --------------------     -----------------   ADDITIONAL    STOCK         DURING        TOTAL IN
                                                                               PAID-IN SUBSCRIPTION   DEVELOPMENT  STOCKHOLDERS'
                                   SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL   RECEIVABLE       STAGE       EQUITY
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
Common shares issued in May
2002  in exchange for
services valued  at  $. 70
per share                          70,000        $70                           $49,930                         --      $  50,000
Common shares issued i
Nov, 2002 in exchange for
services valued at $0.25
per share                         150,000        150                            37,350                                    37,500
Common shares issued in
Dec. 2002 as rights
offering at $0.25 per share       256,000        256                            63,744                                    64,000
Subscription Receivable for
10,000 shares issued                                                                         -2,500                       -2,500
Net loss
                                       --         --         --         --          --           --      -700,104      ($700,104)
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
Balance at December 31, 2002    6,628,396     $6,628                          $745,593     ($2,500)   ($1,791,029)   ($1,041,308)
Common shares issued in
March, 2003 for cash in
connection with exercise of
options at $0.001 per share       250,000       $250                                                                        $250
Funds received for stock
subscription                                                                                  2,500                        2,500
Common Shares issued to
Cornell Capital Partners in
March, 2003 in connection
with Loan Commitment valued
at $0.75 per share                300,000        300                           224,700                                   225,000
Common shares issues in
March, 2003 in exchange for
services valued at $0.75
per share                          13,333         14                             9,987                                    10,001
Robrady Design Note was
converted into 196,120
Shares @ .25 Per share.           196,120        196                            48,833                                    49,029


Common Shares issued to
Mark Schmidt for services
in June, 2003.  The 200,000
shares were issued at $0.25
per share.                        200,000        200                            49,800                                    50,000
Common Shares issued to
Capital Funding Solutions
September 2003. 450,000
shares were issued at $0.20
per share. Shares secure a
sales factoring agreement         450,000        450                            89,550                                    90,000
Common shares issued on
11/12/03 for consulting
services valued at .50 per
share to Tom & Cheryl Rose         11,292         11                             5,634                                     5,645

Preferred shares issued in
December 2003 valued at
$5,000 per share, Class A                      -            155          1    $774,999     (276,186)            --       498,814
Warrants on convertible
preferred shares                                                              -347,610                                  -347,610
Beneficial conversion
discount on convertible
preferred shares                                                               736,250                                   736,250
Net (Loss)                                                                                               (2,230,806)  (2,236,806)

    The accompanying notes are an integral part of these financial statements

                              Cyberlux Corporation
                          (A Development Stage Company)
        CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY FOR THE
              FROM INCEPTION THROUGH DECEMBER 31, 2004 (Continued)

                                                                                                               ADDITIONAL
                                                                                                                PAID IN
                                                   COMMON STOCK                      PREFERRED STOCK           CAPITAL
                                                   ------------                      ---------------        -------------
                                                 SHARES       AMOUNT             SHARES           AMOUNT
                                                 ------       ------             ------           ------
Balance, December 31, 2003                     8,049,141    $       8,049              155   $           1   $   2,337,736

Issuance of Convertible preferred shares                                           800,000             800         799,200
Class B in January, 2004 for accrued
management fees at $1 per share

Collected Balance of Stock Subscriptions
Receivable

Common Shares issued in January,
2004 in exchange for services valued
at $0.37 per share                               260,000              260                                           95,940

Common Shares issued in January,
2004 in exchange for services valued
at $0..37 per share                              225,000              225                                           83,025

Common Shares issued in January,
2004 in exchange for services valued
at $0.37 per share                             2,100,000            2,100                                          774,900

Shares issued for note payable @ $.25
in January, 2004                                 110,764              111                                           27,580

Shares issued for consulting services
@ $0.21 per share                              1,200,000            1,200                                          250,800

Beneficial conversion discount -
preferred stock dividend with respect
to convertible preferred shares Class B                                                                            800,000

Warrants issued in exchange for
services in April, 2004                                                                                            243,000

Common shares cancelled for return of           (450,000)            (450)                                         (89,550)
collateral deposit with factor

Common shares issued in May for
Private Placement at $0.10/Share               5,310,000            5,310                                          525,690

Class A preferred shares issued for
cash at $5,000 per share in May, 2004                                               15.861                          79,307

Warrants on convertible preferred
Class A Shares                                                                                                     (58,915)

Common shares issued in exchange for
note payable at $.10/share in June, 2004          50,000               50                                            4,950

Common Shares issued in June,                  1,560,000            1,560                                          154,440
2004 in exchange for services valued
at $0..10 per share

Common Shares issued in June,                    200,000              200                                           19,800
2004 in exchange for services valued
at $0.10 per share

Subscription received in advance for
shares to be issued

Common Shares issued in exchange for
services adjusted for issue prices                                                                                 (44,640)

Common Shares issued in July,
2004 in exchange for services valued
at $0.40 per share                               100,000              100                                           39,900

Common shares issued in July, 2004 for
private placement at $0.10/Share                 100,000              100                                            9,900

Common shares issued in August, 2004 for
Conversion of Preferred "A" Shares               200,000              200               (4)                           (200)

Common shares issued in August, 2004 for
Exercise of warrants at $0.25/Share              701,000              701                                          174,549

Warrants issued to consultants for
services                                                                                                           106,172

Beneficial conversion feature of
convertible debentures (Note D)


Common shares issued in September for
Exercise of warrants at $0..25/Share             200,000              200                                           49,800

Options issued to employees as
Incentive Compensation                                                                                             275,000

Common Shares issued in October,
2004 in exchange for services valued
at $0.25 per share                               690,000              690                                          171,810

Shares issued in October, 2004
for note payable at $0.15 pershare               140,019              140                                           20,863

Shares issued in November, 2004
for note payable at $0.105 pershare            1,035,221            1,035                                          107,663

Shares issued in December, 2004
for note payable at $0.035 pershare            1,035,221            1,035                                           35,197

Shares issued in December, 2004
as a penalty for late registration to
Preferred "A" shareholders                       203,867              204                                           89,498

Shares issued in December, 2004
for conversion of Preferred "A" shares           750,000              750              (15)             --            (750)

Beneficial conversion feature of
convertible debentures (Note D)                                                                                  1,000,000

Warrants issued for services                                                                                       516,637

Net (Loss)

                                           -------------    -------------    -------------   -------------   -------------
Balance, December 31, 2004                    23,770,233           23,770          800,152             801       9,099,302

    The accompanying notes are an integral part of these financial statements

                                                              DEFICIENCY
                                                              ACCUMULATED
                                               STOCK            DURING           TOTAL IN
                                             SUBSCRIPTION    DEVELOPMENT      STOCKHOLDERS'
                                              RECEIVABLE        STAGE           EQUITY
                                             -------------   -------------    -------------
Balance, December 31, 2003                   $    (276,186)  $  (4,021,835)   $  (1,952,235)

Issuance of Convertible preferred shares                                            800,000
Class B in January, 2004 for accrued
management fees at $1 per share

Collected Balance of Stock Subscriptions
Receivable                                         276,186                          276,186

Common Shares issued in January,
2004 in exchange for services valued
at $0.37 per share                                                                   96,200

Common Shares issued in January,
2004 in exchange for services valued
at $0.37 per share                                                                   83,250

Common Shares issued in January,
2004 in exchange for services valued
at $0.37 per share                                                                  777,000

Shares issued for note payable @ $.25
in January, 2004                                                                     27,691

Shares issued for consulting services
@ $0.21 per share                                                                   252,000

Beneficial conversion discount -
preferred stock dividend with respect
to convertible preferred shares Class B                                             800,000

Warrants issued in exchange for
services in April, 2004                                                             243,000

Common shares cancelled for return of                                               (90,000)
collateral deposit with factor

Common shares issued in May for
Private Placement at $0.10/Share                                                    531,000

Class A preferred shares issued for
cash at $5,000 per share in May, 2004                                                79,307

Warrants on convertible preferred
Class A Shares                                                                      (58,915)

Common shares issued in exchange for
note payable at $.10/share in June, 2004                                              5,000

Common Shares issued in June,                                                       156,000
2004 in exchange for services valued
at $0..10 per share

Common Shares issued in June,                                                        20,000
2004 in exchange for services valued
at $0.10 per share

Subscription received in advance for
shares to be issued                                 22,500                           22,500

Common Shares issued in exchange for
services adjusted for issue prices                                                  (44,640)

Common Shares issued in July,
2004 in exchange for services valued
at $0.40 per share                                                                   40,000

Common shares issued in July, 2004 for
private placement at $0.10/Share                   (10,000)                              --

Common shares issued in August, 2004 for
Conversion of Preferred "A" Shares                                                       --

Common shares issued in August, 2004 for
Exercise of warrants at $0.25/Share                (12,500)                         162,750

Warrants issued to consultants for
services                                                                            106,172

Beneficial conversion feature of
convertible debentures (Note D)                    500,000                          500,000

Common shares issued in September for
Exercise of warrants at $0..25/Share                                                 50,000

Options issued to employees as
Incentive Compensation                                                              275,000

Common Shares issued in October,
2004 in exchange for services valued
at $0.25 per share                                                                  172,500

Shares issued in October, 2004
for note payable at $0.15 pershare                                                   21,003

Shares issued in November, 2004
for note payable at $0.105 pershare                                                 108,698

Shares issued in December, 2004
for note payable at $0.035 pershare                                                  36,232

Shares issued in December, 2004
as a penalty for late registration to
Preferred "A" shareholders                                                           89,702

Shares issued in December, 2004
for conversion of Preferred "A" shares                                                   --

Beneficial conversion feature of
convertible debentures (Note D)                                                   1,000,000

Warrants issued for services                                                        516,637

Net (Loss)                                                      (6,825,848)      (6,825,848)
                                             -------------   -------------    -------------
Balance, December 31, 2004                              --     (10,847,683)      (1,723,810)

    The accompanying notes are an integral part of these financial statements

                              Cyberlux Corporation
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                                                               FOR THE PERIOD
                                                                                                                MAY 17, 2000
                                                                                                               (INCEPTION) TO
                                                                  FOR THEYEAR ENDED      FOR THEYEAR ENDED      DECEMBER 31,
                                                                  DECEMBER 31, 2004      DECEMBER 31, 2003          2004
                                                                  -----------------      -----------------     ---------------
Cash flows from operating activities

     Net (loss) available to common stockholders                    $ (6,825,848)          $ (2,230,806)         $ (10,847,683)

     Depreciation and amortization                                        47,686                246,598                386,086

     Beneficial conversion discount - preferred stock dividend           800,000                736,250              1,536,250

     Amortization of debt discount - beneficial conversion             1,500,000                                     1,500,000
     feature of convertible note (Note D)

     Stock options issued for consulting services                                                                      107,504

     Stock options issued as compensation                                275,000                                       275,000

     Shares issued for previously incurred debt                          288,326                 49,029                337,355

     Warrants issued to consultants for services                         516,637                                       516,637

     Shares issued/(cancelled) for factoring deposit                     (90,000)                90,000                      -

     Loan extension write off                                                                                                -

     Preferred shares issued for conversion of accrued
     management fees                                                     723,670                                       723,670

     Preferred shares issued for previously incurred debt                 76,330                                        76,330

     Accrued expenses relating to escrow deposits                                                23,814                 23,814

     Shares issued for consulting services                             1,494,955                 65,646              1,828,059

     Shares issued for research and development                                                                         68,753

     Decrease (increase) in deposits                                     236,000               (227,386)                     -

     (Increase) decrease in prepaid expenses                             (68,404)                                      (68,404)

     (Increase)/decrease in other assets                                 (30,544)                20,000                (30,544)

     Increase (decrease) in accurued liabilities                         218,432                 60,549                323,408

     (Decrease) increase in management fee payable-
     related party                                                      (996,508)               450,000                      -

     (Decrease) increase in other accounts payable                      (120,294)               200,417                176,094

Net cash used in operating activities                                 (1,954,562)              (515,889)            (3,067,671)


Cash flows from investing activities

     Payments for property, plant and equipment                          (21,859)               (11,000)              (135,353)

Cash used in investing activities                                        (21,859)               (11,000)              (135,353)

Cash flows from financing activities

     (Payments for )/proceeds from short-term notes payable, net        (292,500)               (45,000)                27,500

     Proceeds from short-term notes payable-shareholders (net)           191,235                 84,300                399,080

     Proceeds from issuance of preferred stock                            79,308                475,000                554,308

     Capital contributed by shareholders                                 276,186                                       292,186

     Proceeds from convertible long-term notes                         1,355,069                                     1,355,069

     Proceeds from issuance of common stock                              766,250                  2,750                990,256

Net cash provided by financing activities                              2,375,548                517,050              3,618,399

                                                                -----------------      -----------------      -----------------
Net increase (decrease) in cash                                          399,128                 (9,839)               415,375

Cash - beginning                                                          16,247                 26,086                      -

Cash - ending                                                          $ 415,375               $ 16,247              $ 415,375

Supplemental disclosures:

     Interest Paid                                                            75,103                 18,425                143,003

     Income Taxes Paid                                                            --                     --                     --

Non-Cash investing and financing activities:

     Shares issued for research and development and consulting                                           --                 68,753

     Shares issued for conversion of debt                                    288,326                 49,029                337,355

     Warrants issued in connection with financing                            406,525                     --                481,525

     Warrants issued to consultants for services                             349,173                                       349,173

     Options issued in connection with services                                   --                     --                107,504

     Shares issued in connection with services                             1,494,955                 65,646              1,828,059

     Shares issued in connection with loan                                        --                225,000                225,000

     Shares issued in connection with factoring                              (90,000)                90,000                     --

     Amortization of debt discount - beneficial conversion                 1,500,000                                     1,500,000
     feature of convertible note (Note D)

     Warrants payable (detachable) with convertible preferred
     shares                                                                 (347,610)               347,610                     --

     Beneficial conversion discount on convertible preferred
     stock                                                                   800,000                736,250              1,536,250

     Convertible preferred shares issued for previously incurred debt         76,330                                        76,330

     Convertible preferred shares issued for accrued management fees         723,670                                       723,670

    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation Cyberlux Corporation (the "Company") is incorporated under the laws of the State of Nevada. The Company is in the development stage as defined under Statement on Financial Accounting Standards No.7, Development Stage Enterprises ("SF AS No.7") and is seeking to develop and market long-term portable lighting products for commercial and industrial us. To date the Company has generated little revenue, has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of December 31, 2004, the Company has accumulated losses of $10,847,683.

The Company is in the development stage and its efforts have been principally devoted to designing, developing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements.

The Company's common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "CYBL" since July 11,2003.

REVENUE RECOGNITION
-------------------

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

ESTIMATES
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
-------------------------

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

PROPERTY, PLANT AND EQUIPMENT
-----------------------------

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives

ADVERTISING COSTS
-----------------

The Company expenses all costs of advertising as incurred. Advertising costs totaled $100,132 and $20,820 in 2004 and 2003 respectively.

IMPAIRMENT OF LONG LIVED ASSETS
-------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144 ). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes ill circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SF AS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004 and 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

CONCENTRATIONS OF CREDIT RISK
-----------------------------

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

STOCK-BASED COMPENSATION:
-------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SF AS No. 123 to require prominent disclosures in both armua1 and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No.25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No.148 in its financial reports for the year ended December 31,2002 and subsequent years.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note D):

                                                          For the year ended December 31,

                                                                2004         2003
                                                            -----------    -----------
Net loss attributable to common stockholders -as reported   $(6,825,848)   $(2,230,806)
Add. Total stock based employee compensation  expense as
reported under intrinsic value method (APB No. 25)              105,000             --
Deduct Total stock based employee compensation expense
as reported under fair value based method  (SFAS No. 123)      (658,800)      (106,800)
Net loss -Pro Forma                                         $(7,379,648)   $(2,337,606)

Net loss attributable to common stockholders - Pro forma    $(7,379,648)   $(2,337,606)


Basic (and assuming dilution) loss per share -as reported   $     (0.41)   $     (0.29)

Basic (and assuming dilution) loss per share - Pro forma    $     (0.44)   $     (0.31)

LOSS PER SHARE
--------------

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No.128 (SF AS #128) Earnings Per Share. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.

SEGMENT REPORTING
-----------------

The Company follows Statement of Financial Accounting Standards No.130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

INCOME TAXES
------------

The Company follows Statement of Financial Accounting Standard No.109, Accounting for Income Taxes (SFAS No.109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse

RECENT PRONOUNCEMENTS
---------------------

In November, 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for normal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that"... under certain circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. "This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during the fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December, 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" (SFAS
152). The amendments made by Statement 152. This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP 04-2), Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance of SOP 04-2. This Statement id effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations, or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised, 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year, 2005. Currently the Company accounts for its share-based payment transactions under the provisions of APB25, which does not necessarily require the recognition of compensation costs in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of ooperations in the tird quarter of fiscal year 2005 and thereafter.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions ("SFAS 153"). This Statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value if determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in the fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE B-NOTES PAYABLE AND CONVERTIBLE DEBENTURES

Notes payable at December 31, 2004 and 2003 are as follows:
                                                                                                 2004               2003
10 % convertible note payable,  unsecured and due September,  2003;  accrued and unpaid  interest due at maturity ; Note holder has the option to convert  unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $ .50 per share. The company was in violation of the loan
covenants.                                                                                       $2,500            $2,500

10% convertible notes payable, unsecured and due March, 2003; accrued and unpaid interest due at maturity; Note holder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $ 1.00 per share. The Company is in violation of the loan covenants. -0- 7,500

10% convertible notes payable, unsecured and due March, 2003; accrued and unpaid interest  due at  maturity;  Note  holder has the option to convert  unpaid note principal  together  with accrued and unpaid  interest to the  Company's  common stock at a rate of $ .50 per share. The Company is in violation of the loan
covenants.                                                                                       25,000            25,000

10% notes payable,  unsecured and due March,  2003;  accrued and unpaid interest due at  maturity;  Note holder has the option to convert  unpaid note  principal together with accrued and unpaid interest to the Company's common stock at a
rate of $ 1.00 per share.                                                                           -0-            10,000

18% note payable, interest payable monthly and due June, 2003; note secured by Company's assets and pledge of 3,265,000 shares of the Company's common stock owned by Company's principal shareholders and officers; Note holder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at the lower of $ .15 per share or a price per share equal to 85 % of the average daily bid price over the ten preceding days prior to the date of conversion. The Company is in violation of the loan covenants. This note was paid off and settled subsequently in January
2004. -0- 195,000

10% Convertible note payable, unsecured and due October 2003; accrued and unpaid interest due at maturity.  Note holder has the option to convert the unpaid note principal  together  with accrued and unpaid  interest to the  Company's  common stock at $ .25 per share. The Note was redeemed in March, 2004 for a combination
of common stock and cash.                                                                           -0-            75,000

10%  convertible  note  payable,  unsecured  and due October  2003 ; accrued and unpaid  interest due at maturity;  Note holder has the option to convert  unpaid note principal together with accrued and unpaid interest to the Company's common stock at the rate of $ .10 per share. The Company is in violation of the loan
covenants. The note was converted to common stock in June, 2004                                     -0-             5,000

10%  convertible  note payable in the  original  amount of  $1,500,000,  and due
September,  2006. Interest is payable quarterly during the life of the note. The note is convertible into the Company's common stock at the lower of a) $0.72; b)
50% of the average of the three lowest  intraday  trading  prices for the common stock. The full principal amount of the secured  convertible notes is due upon a default under the terms of the secured convertible notes. The note is secured by substantially all of the Company's assets,  including the assets of wholly owned subsidiaries and intellectual property. As of December 31, 2004 the Note holder
has converted $144,931 of the principal to common stock of the Company.                       1,355,069
                                                                                            ---------------------------------
                                                                                              1,382,569           320,000
Less: current portion                                                                           (27,500)         (320,000)
                                                                                            ---------------------------------
                                                                                             $1,355,069         $      --

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE B-NOTES PAYABLE AND CONVERTIBLE DEBENTURES (Continued)

In accordance with the Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the convertible note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. During the year ended December 31, 2004, the Company recognized and measured an aggregate of $1,500,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital as a discount against the convertible note. The debt discount attributed to the beneficial conversion feature is expensed immediately as interest expense since the note can be converted to common shares at any time.

In connection with the placement of the convertible note, the Company issued non-detachable warrants granting the holders the right to acquire 2,250,000 shares of the Company's common stock at $0.50 per share. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 2.0%, a dividend yield of 0%, and a volatility of 149%.

NOTE C -STOCKHOLDER'S EQUITY

COMMON STOCK
------------

The Company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share.

During May, 2000, the Company issued 1,640,000 shares of its common stock to its founders in exchange for cash of $2,200.

During May 2000, the Company issued 750,000 shares of its common stock in exchange for research and development and organizational costs paid for by Research Econometrics, LLP the totaling $68,753. The stock issued was valued at approximately $.09 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During May 2000, the Company issued 875,000 shares of its common stock to an officer of the Company for consulting services valued at $36,585. The stock issued was valued at approximately $.05 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In May, 2000 the Company issued $40,000 of notes payable convertible into the Company's common stock at a price equal to $.15 per share. In July 2000, the holders of the notes payable elected to convert $40,000 of the notes, plus accrued interest, in exchange for 288,000 shares of the Company's common stock.

In November, 2000 the Company issued 640,171 shares of common stock in exchange for $ 96,026 in connection With a private placement memorandum, net of costs.

During November 2000, the Company issued 122,795 shares of its common stock in exchange for services totaling $18,419. The stock issued was valued at approximately $0.15 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January 2001, holders of the Company's convertible notes payable elected to convert $104,817 of debt in exchange for 698,782 shares of the Company's common stock.

In May, 2001, the Company granted certain officers of the Company options to purchase 350,000 shares the Company's common stock at its par value for services rendered.. The options issued were valued at $ .15 per share, or $52,500 which represents the fair value of the option issued, which did not differ materially from the value of the services received. In November, 2001, the officers elected to exercise their options to purchase the stock for $350.


In connection with the placement of the Company's Note Payable in October, 2001, the Company issued warrants to purchase 500,000 shares of the Company's common stock at par value to the holders of the Note. The warrant agreement expires October 22, 2004, and is callable upon election by the Company. The 500,000 warrants are valued at $0.15 per warrant, or $75,000, which represents the fair value of the warrants, issued and is being amortized over the life of the loan. The warrant was exercised in November, 2001. Amortization expense of $ 50,000 and $12,500 was charged to operations in 2002 and 2001,respectively.

During the year ended December 31, 2001, certain warrant holders elected to convert their warrants to 636,000 shares of the Company's $0.00 1 par value common stock for cash of $ 14,250.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE C -STOCKHOLDER'S EQUITY (Continued)

In December 2001, holders of the Company's convertible notes payable elected to convert $ 75,824 of debt in exchange for 151,648 shares of the Company's common stock.

During May 2002, the Company issued 70,000 shares of its common stock in exchange for services totaling $49,998. The stock issued was valued at approximately $.70 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During November 2002, the Company issued 150,000 shares of its common stock in exchange for services totaling $ 37,500. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December, 2002 the Company issued 256,000 shares of common stock in exchange for $ 64,000 for cash in connection with a private placement memorandum, net of costs.

In May, 2003, the holder of a $49,030 note payable exchanged the unpaid principal together with accrued interest for 196,120 shares of the Company's common stock.

In June, 2003, the Company issued 200,000 shares of its common stock in exchange for services totaling $ 50,000. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In September, 2003, the Company issued 450,000 shares of its common stock in exchange for services totaling $ 90,000. The stock issued was valued at approximately $.20 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In November, 2003, the Company issued 11,292 shares of its common stock in exchange for services totaling $ 5,645. The stock issued was valued at approximately $.50 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January, 2004, the Company collected the balance of its subscriptions receivable of $276,186.

In January, 2004, the holders of $27,691 in notes payable exchanged the unpaid principal together with accrued interest for 110,764 shares of the Company's common stock.

In January, 2004, the Company issued 2,585,000 shares of its common stock in exchange for services totaling $ 956,450. The stock issued was valued at approximately $.37 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January, 2004, the Company issued 1,200,000 shares of its common stock in exchange for services totaling $ 252,000. The stock issued was valued at approximately $.21 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In April, 2004, the Company received back and cancelled 450,000 shares of its common stock for return of collateral deposit with factor at $90,000.

In April, 2004, the Company issued warrants to consultants for services of $243,000 which represents the fair value of the warrants issued, which did not differ materially from the value of the services rendered.

In April, 2004, the Company issued 2,000,000 options to purchase common stock at $0.2125 per share to employees of the Company. The company recognized $275,000 as stock-based compensation and additional paid in capital, which is equal to the intrinsic value of the stock on the date of the award.

In May, 2004, the Company issued 5,310,000 shares of common stock at $0.10 per share for private placement for cash. In connection with the offering, the investors received a warrant to purchase the Company's common stock for each share of common stock purchased ("Class A Warrants"). The warrants have an exercise price of $0.25 per share and expire on June 30, 2004.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE C -STOCKHOLDER'S EQUITY (Continued)

In May, 2004, the Company issued 50,000 shares of common stock at $0.10 per share on conversion of notes payable.

In June, 2004, the Company issued 1,760,000 shares of its common stock in exchange for services totaling $ 176,000. The stock issued was valued at approximately $.10 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In July, 2004 the Company issued 100,000 shares of common stock in exchange for services rendered to the Company valued at $40,000. The shares were issued at $0.40 per share which represents the fair value of the stock issued which did not materially differ from the value of the services rendered.

In July, 2004 the Company issued 100,000 shares of common stock at $0.10 for private placement for cash.

In August 2004, the Company issued 651,000 shares of common stock against exercise of warrants at $0.25 per share for $150,250 in cash and balance $12,500 was adjusted out of cash received in June 2004.

In August 2004, the Company issued 200,000 shares of common stock for exercise of warrants at $0.25 per share for cash.

In August, 2004, holders converted 4 shares of preferred stock - Class A into 200,000 of common stock at $.10 per share.

In September 2004, the Company recognized and measured an aggregate of $500,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and expensed as interest.

In September, 2004, the Company issued warrants to consultants for services for $106,173 which represents the fair value of the warrants issued, which did not differ materially from the value of the services rendered.

In October, 2004, the Company issued 690,000 shares of its common stock in exchange for services totaling $ 172,500. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In October, 2004, the Company issued 140,019 shares of its common stock at $0.15 per share on conversion of notes payable.

In October, 2004, the Company recognized and measured an aggregate of $500,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and expensed as interest.

In November, 2004, the Company recognized and measured an aggregate of $500,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and expensed as interest.

In November, 2004, the Company issued 1,035,221 shares of its common stock at $0.105 per share on conversion of notes payable.

In December, 2004, the Company issued 1,035,221 shares of its common stock at $0.035 per share on conversion of notes payable.

In December, 2004, holders converted 15 shares of preferred stock - Class A into 750,000 shares of common stock at $.10 per share.

In December, 2004, the Company issued 203,867 shares of its common stock to holders of preferred - Class A stock as a penalty for late registration of the underlying common shares. The Company recorded an expense of $0.44 per share in the amount of $89,702.

Preferred Stock

The Company has also authorized 5,000,000 shares of preferred Class A stock, with a par value of $.001 per share.

In December, 2003, the Company issued 155 shares of its convertible preferred stock -class A, valued at $5,000 per share. This has a stated value of $5,000 per share and a conversion price of $0.10 per share and warrants to purchase an aggregate of 15,500,000 shares of our common stock. The Company recorded beneficial conversion discount for the year ended December 31, 2003 of $736,250.

In May, 2004, the Company issued 15.861 shares of its convertible preferred stock - class A, valued at $5,000 per share. This has a stated value of $5,000 per share and a conversion price of $0.10 per share and warrants to purchase an aggregate of 1,600,000 shares of our common stock.

The Company has also authorized 8,000,000 shares of preferred Class B stock, with a par value of $.001 per share.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE C -STOCKHOLDER'S EQUITY (Continued)

In January, 2004, the Company issued 800,000 shares of its preferred stock - class B in lieu of certain accrued management service fees payable and notes payable including interest payable thereon totaling $800,000 to officers of the company. The stock issued was valued at $1.00 per share, which represents the fair value of the stock. The shares of preferred stock are convertible into common shares at $0.20 per share which was amended in April, 2004 to $0.10 per share. In connection with the transaction, the Company recorded a beneficial conversion discount of $800,000 - preferred dividend relating to the issuance of the convertible preferred stock. The preferred stock - class B accumulates interest, payable as dividends at the rate of 12% per annum. For the year ended December 31, 2004 $96,000 in dividends were accumulated. These dividends are not recorded until declared by the Company.


NOTE D -STOCK OPTIONS

Class A Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders at December 31,2004.

                                   WARRANTS OUTSTANDING                        WARRANTS EXERCISABLE
                                  ---------------------                        ---------------------
                                    WEIGHTED AVERAGE       WEIGHTED                                 WEIGHTED
                     NUMBER      REMAINING CONTRACTUAL      AVERAGE         NUMBER                  AVERAGE
EXERCISE PRICES   OUTSTANDING         LIFE (YEARS)      EXERCISE PRICE    EXERCISABLE           EXERCISE PRICES
---------------   -----------    ---------------------  --------------    -----------           ---------------
       $ 0.10          91,500             5              $ 0.10                91,500              $ 0.10
         0.20       1,445,000             4                0.20             1,445,000                0.20
         0.25      10,101,564             3                0.25            10,101,164                0.25
         0.50       2,600,000             5                0.50             2,600,000                0.50
       $ 1.05       8,643,064             3                1.05             8,643,064                1.05

                   22,881,128          3.30              $ 0.58            22,881,128              $ 0.58



Transactions involving the Company's warrant issuance are summarized as follows:

                                           NUMBER OF SHARES   WEIGHTED AVERAGE
                                                              PRICE PER SHARE
                                           ----------------   ----------------
Outstanding at December 31,2003                 15,895,000          $ 0.54
Granted                                         11,756,128            0.39
Exercised                                        ( 851,000)           0.25
Canceled or expired                             (3,919,000)           0.25
Outstanding at December 31, 2004                22,881,128          $0 .58

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                                   OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                                  ---------------------                        ---------------------
                                    WEIGHTED AVERAGE       WEIGHTED                                 WEIGHTED
                     NUMBER      REMAINING CONTRACTUAL      AVERAGE         NUMBER                  AVERAGE
EXERCISE PRICES   OUTSTANDING         LIFE (YEARS)      EXERCISE PRICE    EXERCISABLE           EXERCISE PRICES
---------------   -----------    ---------------------  --------------    -----------           ---------------

$ 0.2125           2,000,000              5               $ 0.2125          2,000,000               $ 0.2125
  0.2975           2,000,000              6                 0.2125          2,000,000                 0.2125
                   4.000.000            5.5               $ 0.2125          4.000.000               $ 0.2125

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE D -STOCK OPTIONS (Continued)

Transactions involving stock options issued to employees are summarized as follows:

                                                               WEIGHTED AVERAGE
                                            NUMBER OF SHARES    PRICE PER SHARE
                                            ----------------    ---------------
Outstanding at December 31, 2003               2,000,000           $0.2125
Granted                                        2,000,000            0.2125
Exercised                                             --                --
Canceled or expired                                   --                --
Outstanding at December 31, 2004               4.000.000           $0.2125

The weighted-average fair value of stock options granted to employees during the period ended December 31, 2004 and 2003 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                              2004        2003
Significant assumptions (weighted-average):
Risk-free interest rate at grant date                         2.0%       1.02%
Expected stock price volatility                               149%         26%
Expected dividend payout                                       --          --
Expected option life-years (a)                                   6           5

(a)The expected option life is based on contractual expiration dates.

If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SF AS No.123, the Company's pro forma net loss and net loss per share would have been $( 7,379,648 ) and $( 0.44 ) for the year ended December 31,2004 and $(2,337,606) and $(0.31) for the year ended December 31, 2003, respectively.

NOTE E -RELATED PARTY TRANSACTIONS

The Company entered into a sub-lease agreement with Research Econometrics, LLP, which provides the Company the ability to continue the research and development efforts of the Electrochemical Portable Power Plant and Lighting System. The agreement is on a month-to-month basis. Total rental expense for the years ending December 31, 2004 and 2003 was $ 0 and $8,814, respectively.

The Company incurred management fees to its officers totaling $445,997 and $504,000 during the years ended December 31, 2004 and December 31, 2003, respectively. Unpaid management fees aggregate $ 0 and $996,508 as of December 31, 2004 and 2003, respectively. In May, 2004 the Board of Directors converted $723,670 in unpaid management fees to Preferred Class B shares of the Company at a rate of $1.00 per preferred share. The Company also issued notes payable to officers in the amount of $283,835 for the balance of the unpaid management fees.
From time to time, the Company's principal officers have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes, accruing interest at 12% per annum. As of December 31, 2004 and 2003, the balance due to the officers was $ 399,080 and $207,845, respectively.

NOTE F -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE G- LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:


                                                      2004            2003

Net loss available to Common stockholders         $(6,825,848)   $(2,230,806)
Basic and diluted loss per share                        (0.41)         (0.29)
Weighted average common shares outstanding         16,701,174      7,652,012

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE H- INCOME TAXES

The Company has adopted Financial Accounting Standards No.109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant. At December 31,2004 and 2003, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $ 8,500,000, expiring in the year 2023, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31,2004 are as follows:

            Non current:
            Net operating loss carry forward                   $ 2,900,000
            Valuation allowance                                $(2,900,000)
            Net deferred tax asset                                      --

The realization of these net operating loss carry forwards is dependent upon generating taxable income prior to the related year of expiration. The amount of carry forward that may be utilized in any future tax year may also be subject to certain limitations, including limitations as a result of certain stockholder ownership changes in which may be beyond the control of the Company.

NOTE I- GOING CONCERN MATTERS


The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31,2004 and 2003, the Company incurred losses from operations of $(6,025,848) and $(1,494,556), respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. The Company has raised approximately $ 2,121,319 in cash through issuances of Common Stock and debt during the year ended December 31, 2004 and $ 475,000 in cash through issuance of Preferred Stock during the year ended December 31, 2003. Management has been focused on increasing sales and cutting operating expenses, both to improve gross margins and to reduce the monthly overhead costs. Recurring losses and liquidity issues raise doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition. Investment capital or debt facilities may be difficult to obtain and there can be no assurance that additional capital or debt will be available or, if available, will be at terms acceptable to the Company. The Company is focusing on opportunities to increase revenues and grow margins while continuing to reduce monthly expenses in an attempt to turn cash flow positive and profitable.


NOTE J-SUBSEQUENT EVENTS

In January, 2005, the Company issued 1,035,221 shares of its common stock at $0.0248 per share on conversion of notes payable.

In January, 2005, the Company issued 1,035,221 shares of its common stock at $0.0135 per share on conversion of notes payable.

In February, 2005, the Company issued 1,035,221 shares of its common stock at $0.00883 per share on conversion of notes payable.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


In March, 2005, the Company issued 1,035,221 shares of its common stock at $0.01358 per share on conversion of notes payable.

In March, 2005, the Company issued 1,035,221 shares of its common stock at $0.00983 per share on conversion of notes payable.

                              CYBERLUX CORPORATION
                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                            JUNE 30, 2005           DECEMBER 31,
                                                                                             UNAUDITED                   2004
                                                                                            ------------             ------------
Assets

Current assets:

  Cash & cash equivalents                                                                   $    141,652             $    415,375
  Accounts Receivable - allowance for doubtful accounts of $ 0                                    10,000                       --
  Prepaid expenses                                                                               156,792                   68,404
                                                                                            ------------             ------------
      Total current assets                                                                       308,444                  483,779

Property, plant and equipment, net of accumulated
depreciation of $ 104,825 and $92,335, respectively                                               60,694                   43,018

Other Assets:

  Patents                                                                                         78,270                   30,544
                                                                                            ------------             ------------
Total Assets                                                                                $    447,408             $    557,341
                                                                                            ============             ============

Liabilities and Deficiency in Stockholders' Equity

Current liabilities:

  Accounts payable                                                                          $    164,556             $    176,094
  Accrued liabilities                                                                            379,927                  323,408
  Short-term notes payable - shareholders                                                        366,595                  399,080
  Short-term notes payable                                                                        27,500                   27,500
                                                                                            ------------             ------------
      Total current liabilities                                                                  938,578                  926,082

Long-term liabilities:

  Convertibel debentures, net of discounts (Note B)                                            1,107,497                1,355,069


Deficiency in Stockholders' equity:

  Preferred stock, $0.001 par value, 200 shares authorized, Class A, 86.8606 and
  151.8606 shares issued and
  outstanding as of June 30, 2005 and December 31, 2004 respectively                                   1                        1

  Preferred stock, $0.001 par value, 800,000 shares authorized, Class B, 800,000 issued and outstanding
  as of June 30, 2005 and December 31, 2004                                                          800                      800

  Common stock, $0.001 par value, 300,000,000 shares authorized,  62,952,001 and
  23,770,233 shares issued and outstanding as of June 30, 2005 and December 31,
  2004, respectively                                                                              62,952                   23,770

  Additional paid-in capital                                                                  10,542,519                9,099,302
  Accumulated deficit                                                                        (12,204,939)             (10,847,683)
                                                                                            ------------             ------------

Deficiency in stockholders' equity                                                            (1,598,667)              (1,723,810)
                                                                                            ------------             ------------

Total liabilities and (deficiency) in stockholders' equity                                  $    447,408             $    557,341
                                                                                            ============             ============

         The accompanying notes are an integral part of these unaudited condensed financial statements

                              CYBERLUX CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                     FOR THE THREE  MONTHS ENDED   FOR THE SIX    MONTHS ENDED
                                                     JUNE 30, 2005  JUNE 30, 2004  JUNE 30, 2005  JUNE 30, 2004
                                                     ------------   ------------   ------------   ------------
Revenue                                              $        200   $     11,238   $     13,768   $     21,206

Cost of goods sold                                        (23,117)        (7,992)       (29,487)       (16,387)

                                                     ------------   ------------   ------------   ------------
    Gross margin (loss)                                   (22,917)         3,246        (15,718)         4,819

Operating Expenses:

Marketing and advertising                                 116,349         21,830        137,672         10,380
Depreciation and amortization                               4,886         13,361         13,180         31,652
Research and development                                  100,883         34,086        119,580         34,086
General and administrative expenses                       468,356        447,435        808,196      1,876,908

Total operating expenses                                  690,475        516,712      1,078,628      1,953,026

(Loss) from operations                                   (713,392)      (513,466)    (1,094,346)    (1,948,207)

Other income/(expense)

    Other Income                                               --        (10,441)            --          4,559
    Interest income                                             0             62            300             62
    Interest expense                                     (125,873)        (5,434)      (168,879)       (54,627)
    Debt acquisition costs                                (94,331)                      (94,331)

Net Loss before provision for income taxes
and preferred dividend                                   (933,596)      (529,279)    (1,357,255)    (1,998,213)

Income taxes (benefit)                                         --             --                            --

Net loss                                                 (933,596)      (529,279)    (1,357,255)    (1,998,213)

Preferred dividend - Beneficial conversion discount
on convertible preferred                                       --                                     (800,000)

Net loss available to common stockholders            $   (933,596)  $   (529,279)  $ (1,357,255)  $ (2,798,213)

Weighted average number of common shares
outstanding, basic and fully diluted                   41,216,067     15,169,191     34,604,651     13,004,736

Net loss per share - Basic and fully diluted         $      (0.02)  $      (0.03)  $      (0.04)  $      (0.22)

Preferred dividend                                   $     24,000   $     24,000   $     48,000   $     24,000

         The accompanying notes are an integral part of these unaudited condensed financial statements

                              Cyberlux Corporation
        CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY FOR THE
                  PERIOD JANUARY 1, 2005 THROUGH JUNE 30, 2005
                                   (Unaudited)

                                       COMMON STOCK     PREFERRED STOCK  ADDITIONAL      STOCK                    DEFICIENCY IN
                                    ------------------  ---------------   PAID IN     SUBSCRIPTION  DEFICIENCY    STOCKHOLDERS'
                                      SHARES    AMOUNT  SHARES   AMOUNT   CAPITAL      RECEIVABLE   ACCUMULATED      EQUITY
                                    ----------  ------  -------  ------  ----------   ------------  -----------   -------------
Balance, December 31, 2004          23,770,233 $23,771 $800,152  $  801  $9,099,302   $         -- $(10,847,684)   $ (1,723,810)

Shares issued in January, 2005 for
Preferred A conversion               1,675,000   1,675      (34)     --      (1,675)            --           --              --

Shares issued in January, 2005 for
note payable at $0.0248 per share    1,035,221   1,035       --      --      24,638             --           --          25,673

Shares issued in January, 2005 for
note payable at $0.0135 per share    1,035,221   1,035       --      --      12,940             --           --          13,975

Shares issued in February, 2005
for Preferred A conversion             250,000     250       (5)     --        (250)            --           --              --

Shares issued in February, 2005
for note payable at $0.00883 per
share                                1,035,221   1,035       --      --       8,106             --           --           9,141

Shares issued in March, 2005 for
note payable at $0.01358 per share   1,035,221   1,035       --      --      13,024             --           --          14,059

Shares issued in March, 2005 for
note payable at $0.00983 per share   1,035,221   1,036       --      --       9,141             --           --          10,177

Warrants issued in March in
exchange for services                       --      --       --      --      14,160             --           --          14,160

Shares issued in April, 2005 for
Preferred A conversion                 250,000     250       (5)     --        (250)                                         --

Common Shares issued in April,
2005 in exchange for services
valued at $0.03 per share              800,000     800                       23,200                                      24,000

Shares issued in April, 2005 for
note payable at $0.0118 per share    1,035,221   1,035                       11,181                                      12,216

Shares issued in April, 2005 for
note payable at $0.011 per share     1,035,221   1,035                       10,352                                      11,387

Shares issued in May, 2005 for
note payable at $0.0108 per share    1,035,221   1,035                       10,145                                      11,180

Shares issued in May, 2005 for
note payable at $0.0105 per share    1,600,000   1,600                       15,200                                      16,800

Shares issued in May, 2005 for
note payable at $0.0103 per share    1,100,000   1,100                       10,230                                      11,330

Shares issued in May, 2005 for
note payable at $0.0088 per share    1,700,000   1,700                       13,260                                      14,960

Shares issued in May, 2005 for
note payable at $0.0085 per share    1,700,000   1,700                       12,750                                      14,450

Shares issued in May, 2005 for
note payable at $0.0083 per share    3,400,000   3,400                       24,820                                      28,220

Shares issued in June, 2005 for
Preferred A conversion               1,075,000   1,075      (22)             (1,075)                                         --

Common Shares issued in June,
2005 in exchange for services
valued at $0.02 per share              250,000     250                        4,750                                       5,000

Shares issued in June, 2005 for
note payable at $0.0083 per share    6,800,000   6,800                       49,640                                      56,440

Shares issued in June, 2005 for
note payable at $0.0092 per share    2,400,000   2,400                       19,680                                      22,080

Shares issued in June, 2005 for
note payable at $0.0085 per share    7,900,000   7,900                       59,250                                      67,150

Beneficial conversion feature of
convertible debentures (Note D)                                           1,100,000                                   1,100,000

Net (Loss)                                  --      --       --      --          --             --   (1,357,255)     (1,357,255)

                                    ----------  ------  -------  ------  ----------   ------------  -----------   -------------
Balance, June 30, 2005              62,952,001 $62,952 $800,087  $  801 $10,542,519   $         -- $(12,204,939)  $  (1,598,667)

         The accompanying notes are an integral part of these unaudited condensed financial statements

                              Cyberlux Corporation
                        Condensed Statement of Cash Flows
                                   (Unaudited)

                                                                                 FOR THE SIX    MONTHS ENDED
                                                                                JUNE 30, 2005  JUNE 30, 2004
                                                                                 -----------    -----------
Cash flows provided by (from-used in) operating activities

     Net (loss) available to common stockholders                                 $(1,357,255)   $(2,798,213)

     Depreciation and amortization                                                    13,180         31,652

     Beneficial conversion discount - preferred stock dividend                            --        800,000

     Amortization of debt discount - beneficial conversion
     feature of convertible note (Note D)                                             91,667             --

     Shares issued for previously incurred debt                                           --         32,691

     Warrants issued to consultants for services                                      14,160        243,000

     Warrants issued in connection with financing                                         --

     Preferred shares issued for conversion of accrued
     management fees                                                                      --        723,670

     Preferred shares issued for previously incurred debt                                            76,330

     Shares issued for consulting services                                            29,000      1,327,810

     Shares issued for factoring agreement                                                          (90,000)

     Decrease (increase) in accounts receivable                                      (10,000)       (10,804)


     (Increase) decrease in prepaid expenses                                         (88,389)            --

     (Increase) decrease in other assets                                             (47,726)       130,450

     Increase (decrease) in accrued interest                                          50,976        (55,541)

     Increase (decrease) in accrued liabilities                                        5,543       (223,798)

     (Decrease) increase in management fee payable-
     related party                                                                        --       (723,670)

     (Decrease) increase in other accounts payable                                   (11,537)            --

Net cash (used in) operating activities                                           (1,310,382)      (536,423)


Cash flows provided by (used in) investing activities

     Payments for property, plant and equipment                                      (30,856)       (19,266)

Cash (used in) investing activities                                                  (30,856)       (19,266)

Cash flows provide by (used in) financing activities

     Payments for  (proceeds from) short-term notes payable, net                          --       (255,000)

     (Payments for ) proceeds from short-term notes
     payable-shareholders (net)                                                      (32,485)       (95,100)

     Proceeds from advance deposits                                                       --         22,500

     (Payments for) Proceeds from convertible long-term notes                      1,100,000             --

     Proceeds from issuance of preferred stock                                                       79,308

     Proceeds from subscriptions receivable                                                         276,186

     Issuance of common stock                                                                       543,000

Net cash provided by (used in)financing activities                                 1,067,515        570,894

                                                                                 -----------    -----------
Net increase (decrease) in cash                                                     (273,723)        15,205

Cash - beginning                                                                     415,375         16,247

Cash - ending                                                                    $   141,652    $    31,452

Supplemental disclosures:

     Interest Paid                                                               $     9,537        110,167

     Income Taxes Paid                                                                    --

Non-Cash investing and financing activities:

     Shares issued for research and development and consulting                        29,000      1,327,810

     Shares issued for conversion of debt                                                 --         32,692

     Warrants issued in connection with financing                                    273,967             --

     Warrants issued to consultants for services                                      14,160        243,000

     Warrants issued detachable with convertible preferred shares                                    58,915

     Shares issued in connection with factoring                                           --        (90,000)

     Beneficial conversion discount on convertible preferred stock                        --        800,000

     Convertible preferred shares issued for note payable and accrued interest            --         76,330

     Convertible preferred shares issued for accrued management fees                      --        723,670

         The accompanying notes are an integral part of these unaudited condensed financial statements

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES

GENERAL

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the six-month period ended June 30, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2004 financial statements and footnotes thereto included in the Company's Form 10-KSB for the year ended December 31, 2004.

BUSINESS AND BASIS OF PRESENTATION

Cyberlux Corporation (the "Company") is incorporated under the laws of the State of Nevada. The Company, which has transitioned from a development state enterprise, develops, manufactures and markets long-term portable lighting products for commercial and industrial users. While the Company has generated revenues from its sale of products, the Company has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of June 30, 2005, the Company has accumulated losses of $12,204,939.

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

PROPERTY, PLANT AND EQUIPMENT

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Reclassification

Certain reclassifications have been made to conform prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

IMPAIRMENT OF LONG LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144 ). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes ill circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SF AS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2005 and 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

STOCK-BASED COMPENSATION:

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both armua1 and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No.25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No.148 in its financial reports for the year ended December 31,2002 and subsequent years.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note D):

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)


NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

                                      FOR THE THREE MONTHS ENDED   FOR THE SIX MONTHS ENDED
                                               JUNE 30,                    JUNE 30,
                                          2005          2004          2005          2004
                                      -----------   -----------   -----------   -----------
Net loss attributable to common
 stockholders -as reported            $  (933,596)  $  (529,279)  $(1,357,255)  $(2,798,213)
Add. Total stock based employee
 compensation expense as reported
 under intrinsic value method
 (APB No. 25)                                  --            --            --             0
Deduct Total stock based employee
 compensation expense as reported
 under fair value based method
 (SFAS No. 123)                                --            --      (478,800)            0
Net loss -Pro Forma                   $  (933,596)  $  (529,279)  $(1,836,055)  $(2,798,213)
Net loss attributable to common
 stockholders - Pro forma             $  (933,596)  $  (529,279)  $(1,836,055)  $(2,798,213)

Basic (and assuming dilution)
 loss per share -as reported          $     (0.02)  $     (0.03)  $     (0.04)  $     (0.22)
Basic (and assuming dilution)
 loss per share - Pro forma           $     (0.02)  $     (0.03)  $     (0.05)  $     (0.22)

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised, 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year, 2005. Currently the Company accounts for its share-based payment transactions under the provisions of APB25, which does not necessarily require the recognition of compensation costs in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

LOSS PER SHARE

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No.128 (SF AS #128) Earnings Per Share. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.

SEGMENT REPORTING

The Company follows Statement of Financial Accounting Standards No.130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

INCOME TAXES

The Company follows Statement of Financial Accounting Standard No.109, Accounting for Income Taxes (SFAS No.109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse

RECENT PRONOUNCEMENTS

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised, 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year, 2005. Currently the Company accounts for its share-based payment transactions under the provisions of APB25, which does not necessarily require the recognition of compensation costs in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions ("SFAS 153"). This Statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value if determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in the fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)

NOTE B- ACQUISITION OF INTANGIBLE ASSETS

The cost to acquire the intangible assets has been preliminarily allocated to the assets acquired according to the estimated fair values. The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

The identifiable intangible assets acquired and their carrying value at June 30, 2005 are:

                                                                                                    WEIGHTED AVERAGE
                                      GROSS        ACCUMULATED                        RESIDUAL       AMORTIZATION
                                    CARRYING      AMORTIZATION              NET         VALUE        PERIOD (YEARS)
                                     AMOUNT
                                    ---------------------------------------------------------------------------------
Amortizable Intangible Assets:
Patents                                $61,739       $(       --)          $61,739        $   --                 10.0
Total                                  $61,739       $(       --)          $61,739        $   --                 10.0

      Total amortization expense charged to operations for the six month ended June 30, 2005 and 2004 were $ -0-.

         Estimated amortization expense as of June 30, 2005 is as follows:

         2005                      $  3,087
         2006                         6,174
         2007                         6,174
         2008                         6,174
         2009                         6,174
         2010 and after              33,956
         Total                     $ 61,739

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)


NOTE C-NOTES PAYABLE AND CONVERTIBLE DEBENTURES


Notes payable at June 30, 2005 and December 31 2004 are as follows:

                                                                                       2005         2004
                                                                                   -----------   -----------
10 % convertible note payable,  unsecured and due September,  2003;  accrued and unpaid  interest due at maturity ; Note holder has the option to convert  unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $ .50 per share. The company is in violation of the loan
covenants                                                                          $     2,500   $     2,500

10% convertible notes payable, unsecured and due March, 2003; accrued and unpaid interest  due at  maturity;  Note  holder has the option to convert  unpaid note principal  together  with accrued and unpaid  interest to the  Company's  common stock at a rate of $ .50 per share. The Company is in violation of the loan
covenants                                                                              25, 000        25,000
,

10%  convertible  note payable in the  original  amount of  $1,500,000,  and due
September,  2006. Interest is payable quarterly during the life of the note. The note is convertible into the Company's common stock at the lower of a) $0.72; b)
50% of the average of the three lowest  intraday  trading  prices for the common stock. The full principal amount of the secured  convertible notes is due upon a default under the terms of the secured convertible notes. The note is secured by substantially all of the Company's assets,  including the assets of wholly owned subsidiaries and intellectual property. As of June 30, 2005 the Note holder has
converted $484,169 of the principal to common stock of the Company                   1,015,831     1,355,069

10% convertible note payable in the original amount of $1,100,000,  and due July
19, 2008. Interest is payable quarterly during the life of the note. The note is convertible  into the Company's common stock at the lower of a) $0.03; b) 50% of the average of the three lowest intraday trading prices for the common stock The full  principal  amount of the secured  convertible  notes is due upon a default under  the  terms of the  secured  convertible  notes.  The note is  secured  by substantially all of the Company's assets,  including the assets of wholly owned subsidiaries and intellectual property. The discount on the note is 1,008,333
related to beneficial interest of conversion features and warrants.                     91,666           -0-
                                                                                   -----------      -------
                                                                                     1,134,997    1,1382,568

Less: current portion                                                                  (27,500)      (27,500)
                                                                                   -----------       -------
Total                                                                              $ 1,107,497   $ 1,355,069

NOTE D -STOCKHOLDER'S EQUITY

PREFERRED STOCK

The Company has authorized 200 shares of Preferred Class A stock, with a par value of $.001 per share. As of June 30, 2005, the Company has 86.8606 shares of Preferred Class A shares issued and outstanding

The Company has authorized 800,000 shares of Preferred Class B stock, with a par value of $.001 per share. As of June 30, 2005, the Company has 800,000 shares of Preferred Class B shares issued and outstanding. The Preferred Class B shares accumulates interest, payable as dividends at the rate of 12% per annum. For the year ended December 31, 2004 $96,000 in dividends were accumulated. For the period ended June 30, 2005 an additional $48,000 in dividends were accumulated. These dividends are not recorded until declared by the Company.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)


NOTE D -STOCKHOLDER'S EQUITY (Continued)

COMMON STOCK

The Company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. As of June 30, 2005, the Company has 62,952,001 shares issued and outstanding.

During the three months ended March 31, 2005, holders converted 38.5 shares of preferred stock - Class A into 1,925,000 shares of common stock at $.10 per share.

In January, 2005, the Company issued 1,035,221 shares of its common stock at $0.0248 per share on conversion of notes payable.

In January, 2005, the Company issued 1,035,221 shares of its common stock at $0.0135 per share on conversion of notes payable.

In February, 2005, the Company issued 1,035,221 shares of its common stock at $0.00883 per share on conversion of notes payable.

In March, 2005, the Company issued 1,035,221 shares of its common stock at $0.01358 per share on conversion of notes payable.

In March, 2005, the Company issued 1,035,221 shares of its common stock at $0.00983 per share on conversion of notes payable.

During the three months ended June 30, 2005, holders converted 26.5 shares of preferred stock - Class A into 1,325,000 shares of common stock at $.10 per share.

In April, 2005, the Company issued 800,000 shares of its common stock at $0.03 per share in exchange for services.

In April, 2005, the Company issued 1,035,221 shares of its common stock at $0.0118 per share on conversion of notes payable.

In April, 2005, the Company issued 1,035,221 shares of its common stock at $0.011 per share on conversion of notes payable.

In May, 2005, the Company issued 1,035,221 shares of its common stock at $0.0108 per share on conversion of notes payable.

In May, 2005, the Company issued 1,600,000 shares of its common stock at $0.0105 per share on conversion of notes payable.

In May, 2005, the Company issued 1,100,000 shares of its common stock at $0.0103 per share on conversion of notes payable.

In May, 2005, the Company issued 1,700,000 shares of its common stock at $0.0088 per share on conversion of notes payable.

In May, 2005, the Company issued 1,700,000 shares of its common stock at $0.0085 per share on conversion of notes payable.

In May, 2005, the Company issued 3,400,000 shares of its common stock at $0.0083 per share on conversion of notes payable.

In June, 2005, the Company issued 250,000 shares of its common stock at $0.02 per share in exchange for services.

In June, 2005, the Company issued 6,800,000 shares of its common stock at $0.0083 per share on conversion of notes payable.

In June, 2005, the Company issued 2,400,000 shares of its common stock at $0.0092 per share on conversion of notes payable.

In June, 2005, the Company issued 7,900,000 shares of its common stock at $0.0085 per share on conversion of notes payable.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)


NOTE E -STOCK OPTIONS

CLASS A WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders at June 30,2005.

                                WARRANTS OUTSTANDING                WARRANTS EXERCISABLE
                                ---------------------              ----------------------
                                                        WEIGHTED                 WEIGHTED
                                  WEIGHTED AVERAGE      AVERAGE                  AVERAGE
                    NUMBER      REMAINING CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
EXERCISE PRICES   OUTSTANDING       LIFE (YEARS)         PRICE     EXERCISABLE    PRICE
---------------   -----------   ---------------------   --------   -----------   --------
          $0.03    18,333,333                       5   $   0.03    18,333,333   $   0.03
           0.10        91,500                       4   $   0.10        91,500       0.10
           0.20     1,845,000                       3       0.20     1,845,000       0.20
           0.25     8,751,564                       2       0.25     8,751,564       0.25
           0.50     2,600,000                       5       0.50     2,600,000       0.50
          $1.05     8,643,064                       2       1.05     8,643,064       1.05
                   ----------                --------   --------   -----------   --------
                   40,264,461                    3.61   $   0.34    40,264,461   $   0.34
                  ===========                                      ===========

Transactions involving the Company's warrant issuance are summarized as follows:

                                   NUMBER OF     WEIGHTED AVERAGE
                                    SHARES       PRICE PER SHARE
                                  -----------    ----------------
Outstanding at December 31,2004    22,881,128    $           0.58
Granted                            18,733,333                0.03
Exercised                                  --                  --
Canceled or expired                (1,350,000)              (0.25)
                                   ----------               -----
Outstanding at June 30, 2005       40,264,461               $0.34
                                   ==========               =====

Warrants granted during the period ended June 30, 2005 include 18,333,333 issued in connection with debt financing. The warrants are exercisable until five years after the date of issuance at a purchase price of $0.03 per share. In addition the exercise price is adjusted in the event common stock is issued at a price below the market, with the exception of any securities issued as of the date of the warrant. In addition, 400,000 warrants were issued at $0.20 in exchange for services.

EMPLOYEE STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)


NOTE E -STOCK OPTIONS (CONTINUED)


                OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
           ------------------------------              ----------------------
                         WEIGHTED AVERAGE   WEIGHTED                 WEIGHTED
                            REMAINING       AVERAGE                  AVERAGE
EXERCISE     NUMBER        CONTRACTUAL      EXERCISE     NUMBER      EXERCISE
PRICES     OUTSTANDING     LIFE (YEARS)      PRICE     EXERCISABLE    PRICE
--------   -----------   ----------------   --------   -----------   --------

$ 0.2125     2,000,000                  4   $ 0.2125    2,000,000    $ 0.2125
  0.2125     2,000,000                  5     0.2125    2,000,000      0.2125
    0.10    12,000,000                  6       0.10   12,000,000        0.10
            ----------                                 ----------    --------
            16,000,000                5.6   $ 0.1281   16,000,000    $ 0.1281
            ==========                                 ==========    ========


Transactions involving stock options issued to employees are summarized as follows:
                                   NUMBER OF    WEIGHTED AVERAGE
                                     SHARES     PRICE PER SHARE
                                   ----------   ----------------

Outstanding at December 31, 2004    4,000,000            $0.2125
Granted                            12,000,000            $  0.10
Exercised                                  --                 --
Canceled or expired                        --                 --
                                   ----------            -------
Outstanding at June 30, 2005       16,000,000            $0.1281
                                   ==========            =======

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)

NOTE E -STOCK OPTIONS (CONTINUED)

The weighted-average fair value of stock options granted to employees during the period ended June 30, 2005 and 2004 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                  FOR THE SIX MONTHS ENDED
                                                         JUNE 30
                                                      2005     2004
                                                     -----    -----

Significant assumptions (weighted-average):
Risk-free interest rate at grant date                    2%     1.5%
Expected stock price volatility                        250%     149%
Expected dividend payout                                --       --
Expected option life-years (a)                           6        6

(a)The expected option life is based on contractual expiration dates.

If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SF AS No.123, the Company's pro forma net loss and net loss per share would have been $(1,836,055) and $(0.05) for the six months ended June 30,2005 and $(1,858,483)
and $(0.14) for the three months ended June 30, 2004, respectively.

NOTE F -RELATED PARTY TRANSACTIONS

From time to time, the Company's principal officers have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes, accruing interest at 12% per annum. As of June 30, 2005 and December 31, 2004, the balance due to the officers was $ 366,595 and $399,080, respectively.

NOTE G -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE H- LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:

                                            FOR THE SIX MONTHS ENDED JUNE 30,
                                                  2005            2004
                                                  ----            ----
Net loss available to Common stockholders    $ (1,357,255)   $ (2,798,213)
Basic and diluted loss per share                    (0.04)          (0.22)
Weighted average common shares outstanding     34,604,651      13,004,736

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)

NOTE I- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the six months ended June 30, 2005 and for the period from inception through December 31,2004, the Company incurred losses from operations of $(1,357,255) and $(10,847,683), respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE J - SUBSEQUENT EVENTS

In July 2005, the Company issued 12,700,000 shares of its common stock at $0.0085 per share on conversion of notes payable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                           $      794.48
Accounting fees and expenses                       10,000.00*
Legal fees and expenses                            40,000.00*
Miscellaneous                                       4,205.52
                                               -------------
                                    TOTAL      $   55,000.00*
                                               =============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.



      During November 2002, we issued 150,000 shares of our common stock in exchange for services totaling $37,500. The stock issued was valued at $0.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

      In December 2002, we issued 256,000 shares of common stock for $64,000 in connection with a private placement memorandum, net of costs.

      On October 1, 2003, we entered into an agreement with Consulting for Strategic Growth 1, Ltd. ("CFSG"), in which CFSG would provide consulting services in the form of investor relations and public relations. On January 27, 2004, in consideration for services rendered, Stanley Wunderlich, Chairman of CFSG was issued 125,000 shares of our common stock at $0.001 per share and Bonnie Stretch, pubic relations for CFSG, was issued 25,000 shares of our Common stock at $0.001 per share. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On October 30, 2003, we entered into an agreement with Roccus Capital Partners, LLC ("RCP") and Alliance Advisors (`AA") in which RCP and AA would provide strategic advisement to us. On January 27, 2004, as an engagement fee, Richard L. Berkley and Marc A. Heskell, principals of RCP and Alan Sheinwald, principal of AA were each issued 75,000 shares of our common stock at $0.001 per share. These issuances were private transactions pursuant to Section 4(2) of the Securities Act.

      On December 1, 2003, we entered into an agreement with CFSG, in which CFSG would provide consulting services in the form of investor relations and public relations. In consideration for services to be rendered, on January 27, 2004, Stanley Wunderlich was issued 60,000 shares of our common stock at $0.001 per share with 10,000 shares issued each month based upon performance criteria satisfactory to both parties. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 700,000 shares of our Common stock at $0.01 per share to Titan Entertainment Group pursuant to a consulting services agreement in which Titan Entertainment Group would create strategic business relationships for us. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 600,000 shares of our Common stock at $0.01 per share to Michael J. Stern pursuant to a consulting services agreement in which Michael J. Stern would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 600,000 shares of our Common stock at $0.01 per share to KBK Ventures, Inc. pursuant to a consulting services agreement in which KBK Ventures would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 800,000 shares of our Common stock at $0.01 per share to 3CD Consulting, LLC pursuant to a consulting services agreement in which 3CD Consulting would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27,2004, we issued 600,000 shares of our Common stock at $0.01 per share to Ronald E. Gee pursuant to a consulting services agreement in which Ronald E. Gee would create strategic business relationships us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 155 shares of Series A Preferred Stock (with a stated value of $5,000 per share and a conversion price of $0.10 per share) and warrants to purchase an aggregate of 15,500,000 of our common stock. This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 40,000 shares of our Common stock at $0.001 per share to Donald F. Huffman in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 10,000 shares of our common stock at $0.001 per share to Robert Rubin in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, Brian Scott converted a $20,000 promissory note dated April 1, 2003 in the amount of $20,000 into 80,000 shares of the our common stock at $0.25 per share. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On April 5, 2004, we issued 450,000 shares of our common stock issued to Capital Funding Solutions as collateral pursuant to a factoring agreement were cancelled.

      In May 2004, we issued 5,310,000 shares of our common stock at $0.10 per share and 5,310,000 warrants exercisable at $0.25 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act

      On May 25, 2004, we issued 15.861 shares of Series A Preferred Stock (with a stated value of $5,000 per share and a conversion price of $0.10 per share) and warrants to purchase an aggregate of 793,065 of our common stock. This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 30,500 stock purchase warrants exercisable at $0.25 per share and 19,500 stock purchase warrants exercisable at $0.10 per share each to Marc Haskell, Richard Berkley and Alan Sheinwald pursuant to a consulting agreement. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On June 4, 2004, Michael Kelly converted a promissory note in the amount of $5.000 into 50,000 shares of our common stock at $0.10 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 30,000 shares of our common stock valued at $.10 per share to Forma Designs, Inc. for services rendered. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 310,000 stock purchase warrants to Dennis Oon, Gary Murphy, Brian Kramen and Ed English exercisable at $0.20 per share for services rendered. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 975,000 shares of our common stock valued at $.10 per share and 975,000 stock purchase warrants exercisable at $0.25 per share pursuant to an agreement in which Current Capital would provide investor relation services for us. This issuance was exempt from registration pursuant to
Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 375,000 shares of our common stock valued at $.10 per share and 375,000 stock purchase warrants exercisable at $0.25 per share to Advisory Group Ltd. pursuant to an agreement in which Advisory Group Ltd. would provide investor relation services for us. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 200,000 shares of our common stock valued at $.10 per share to Phil Snowden and C. Clark Burns pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 16, 2004, we issued 60,000 shares of our common stock valued at $.10 per share and 100,000 stock purchase warrants exercisable at $0.50 each to Frank Maresca Associate, Inc., William Schnell & Associates, Inc. and Bruce W. Geiger & Associates, Inc. pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On July 14, 2004, we issued 100,000 shares of our Common Stock to John Hanemaayer at $0.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On July 15, 2004, we issued 100,000 stock purchase warrants exercisable at $0.20 per share to Michael G. Konicek for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On July 30, 2004, we issued 100,000 shares of our Common Stock to David Bomberg pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On August 24, 2004, we issued 701,000 shares of our Common Stock against exercise of warrants at $0.25 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On August 24, 2004, holders of 4 shares of our Series A Convertible Preferred Stock exercised their rights to convert into 200,000 shares of our Common Stock. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On September 17, 2004, we issued 200,000 shares of our Common Stock against exercise of warrants at $0.25 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On September 17, 2004, we issued 150,000 stock purchase warrants to Donald
B. Hutton for services rendered at $0.25 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) a warrants to buy 2,250,000 shares of our common stock.

      The investors provided us with the funds as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o     $500,000 was disbursed on October 20, 2004; and

      o     $500,000 was disbursed on November 18, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.72 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      On October 11, 2004, we issued 50,000 stock purchase warrants exercisable at $0.20 per share to Fleetwood Associates for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004, we issued 500,000 shares of our Common Stock to Greenfield Capital, LLC pursuant to a placement agent agreement. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004,  Dolores and Ray L.  Jennings  converted a promissory note in the amount of $21,002.85 into 140,019 shares of our Common Stock at $0.15 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004, we issued 90,000 shares of our Common Stock to Dolores and Ray L. Jennings for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004, we issued 100,000 shares of our Common Stock to Sichenzia Ross Friedman Ference LLP for legal services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On November 8, 2004, we issued 250,000 stock purchase warrants exercisable at $0.20 per share to RoBrady Capital, LLC for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On November 8, 2004, we issued 50,000 stock purchase warrants exercisable at $0.20 per share to Stephen W. Gropp for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On November 8, 2004, we issued 50,000 stock purchase warrants exercisable at $0.20 per share to Timothy C. Dudgeon for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On November 8, 2004, we issued 200,000 stock purchase warrants exercisable at $0.20 per share to William Walker for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On December 10, 2004, we issued 203,867 shares of our Common Stock to our Series A Preferred Shareholders at $0.44 per share as a penalty for late registration of the underlying stock. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On December 14, 2004, we issued 200,000 stock purchase warrants exercisable at $0.20 per share to William Walker for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On December 14, 2004, we issued 200,000 stock purchase warrants exercisable at $0.20 per share to Hunter H. Bostfor services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      In December 2004, holders converted 15 shares of our Series A Preferred Stock into 750,000 shares of our Common Stock at $.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      In January 2005, holders converted 33.5 shares of our Series A Preferred Stock into 1,425,000 shares of our Common Stock at $.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      In February 2005, holders converted 5 shares of our Series A Preferred Stock into 250,000 shares of our Common Stock at $.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes and (ii) a warrants to buy 25,000,000 shares of our common stock.


      The investors provided us with an aggregate of $1,500,000 as follows:

      o     $600,000 was disbursed on April 22, 2005;

      o     $500,000 was disbursed on May 24, 2005; and


      o     $400,000 was disbursed on July 19, 2005.


      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.03 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.


      During the three months ended June 30, 2005, we issued 1,325,000 shares of common stock for the conversion of 26.5 shares of Class A preferred stock.

      In April, 2005, we issued 800,000 shares of our common stock at $0.03 per share in exchange for services rendered.

      In June, 2005, we issued 250,000 shares of our common stock at $0.02 per share in exchange for services rendered.


      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Cyberlux or executive officers of Cyberlux, and transfer was restricted by Cyberlux Corporation in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Cyberlux Corporation, a Nevada corporation.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

3.1 Articles of Incorporation, dated as of May 17, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

3.2 Certificate of Amendment to the Articles of Incorporation, dated as of April 3, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

3.3 Bylaws of Cyberlux Corporation, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

3.4 Certificate of Designation of Series A Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

4.1 Securities Purchase Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.1 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.2 Secured Convertible Note issued to AJW Offshore, Ltd., dated September 23, 2004, filed as Exhibit 4.2 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.3 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated September 23, 2004, filed as Exhibit 4.3 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.4 Secured Convertible Note issued to AJW Partners, LLC, dated September 23, 2004, filed as Exhibit 4.4 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.5 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated September 23, 2004, filed as Exhibit
                  4.5 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.6 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated September 23, 2004, filed as Exhibit 4.6 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.7 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated September 23, 2004, filed as Exhibit 4.7 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.8 Common Stock Purchase Warrant with AJW Partners, LLC, dated September 23, 2004, filed as Exhibit 4.8 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.9 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated September 23, 2004, filed as Exhibit
                  4.9 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.10 Registration Rights Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.10 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.11 Security Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.11 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.12 Intellectual Property Security Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit
                  4.12 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.13 Guaranty and Pledge Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Donald F. Evans, filed as Exhibit
                  4.13 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.14 Secured Convertible Note issued to AJW Offshore, Ltd., dated October 20, 2004.

4.15 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated October 20, 2004.

4.16              Secured  Convertible  Note issued to AJW Partners,  LLC, dated
                  October 20, 2004.

4.17 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated October 20, 2004.

4.18 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated October 20, 2004.

4.19 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated October 20, 2004.

4.20              Common Stock  Purchase  Warrant with AJW Partners,  LLC, dated
                  October 20, 2004.

4.21 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated October 20, 2004.

4.22 Secured Convertible Note issued to AJW Offshore, Ltd., dated November 18, 2004.

4.23 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated November 18, 2004.

4.24 Secured Convertible Note issued to AJW Partners, LLC, dated November 18, 2004.

4.25 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated November 18, 2004.

4.26 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated November 18, 2004.

4.27 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated November 18, 2004.

4.28 Common Stock Purchase Warrant with AJW Partners, LLC, dated November 18, 2004.

4.29 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated November 18, 2004.

4.30 Securities Purchase Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.31 Secured Convertible Note issued to AJW Offshore, Ltd., dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.32 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.33 Secured Convertible Note issued to AJW Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.34 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.35 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.36 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.37 Common Stock Purchase Warrant with AJW Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.38 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.39 Registration Rights Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.40 Security Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.41 Intellectual Property Security Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.42 Guaranty and Pledge Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW
                  Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Donald F. Evans, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on May 20, 2005 and incorporated herein by reference.

10.1 Donald F. Evans Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.2 Alan H. Ninneman Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.3 John W. Ringo Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.4 Donald F. Evans Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.5 Alan H. Ninneman Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.6 John W. Ringo Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.7 Mark D. Schmidt Employment Agreement, dated as of May 1, 2003, filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on August 19, 2003 and incorporated herein by reference.

10.8 Proprietary Product Manufacturing Agreement, dated as April 24, 2001, by and between Cyberlux Corporation and Shelby County Community Services, Inc., filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.9 Design Agreement, dated as of March 2, 2001, by and between Cyberlux Corporation and ROBRADY Design, filed as an exhibit to the registration statement on Form 10-SB/A filed with the Commission on February 4, 2001 and incorporated herein by reference.

10.10 Series A Convertible Preferred Stock Purchase Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and the purchasers set forth therein, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.11 Registration Rights Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and the purchasers of Series A Convertible Preferred Stock set forth therein, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.12 Form of Series A Warrant issued in connection with the sale of Series A Convertible Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.13 Form of Series B Warrant issued in connection with the sale of Series A Convertible Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.14 Lock-up Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and certain officers and directors of Cyberlux Corporation, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

14.1 Code of Conduct, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 15, 2005 and incorporated herein by reference.

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.2              Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Durham, State of North Carolina, on November 9, 2005.


                    CYBERLUX CORPORATION




                    By: /s/ DONALD F. EVANS
                        ------------------------------------------------------
                        Donald F. Evans, Chief Executive Officer, Principal Executive Officer and Chairman of the Board of Directors

                    By: /s/ DAVID D. DOWNING
                        ------------------------------------------------------
                        David D. Downing, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                 TITLE                               DATE

/s/ DONALD F. EVANS           Chief Executive Officer                     November 9, 2005
-----------------------       (Principal Executive Officer) and
    Donald F. Evans           Chairman of the Board of Directors

/s/ DAVID D. DOWNIN           Chief Financial Officer                     November 9, 2005
------------------------      (Principal Financial Officer and
    David D. Downin           Principal Accounting Officer)

/s/ MARK D. SCHMIDT           President, Chief Operating Officer          November 9, 2005
------------------------      and Director
    Mark D. Schmidt

/s/ JOHN W. RINGO             Secretary, Corporate Counsel                November 9, 2005
------------------------      and Director
    John W. Ringo

/s/ ALAN H. NINNEMAN          Senior Vice President and Director          November 9, 2005
------------------------
    Alan H. Ninneman